UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 30, 2013

The 2013 Annual Meeting of Stockholders (Annual Meeting) of YRC Worldwide Inc. (we, us, our, YRCW or the Company) will be held at our corporate headquarters, 10990 Roe Avenue, Overland Park, Kansas 66211, on Tuesday, April 30, 2013 at 10:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	the election of seven members of our Board of Directors;

Proposal 2:	advisory vote to approve named executive officer compensation;

Proposal 3:	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013;

and transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on March 1, 2013 as the record date for determining holders of record (Voting Securityholders) of our common stock, par value $0.01 per share, Series A Voting Preferred Stock, par value $1.00 per share, 10% Series A Convertible Senior Secured Notes due 2015, and 10% Series B Convertible Senior Secured Notes due 2015 entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a notice to our Voting Securityholders instead of a printed copy of the proxy statement and our 2012 annual report. The notice provides instructions on how to access those materials on the Internet and how to obtain printed copies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all Voting Securityholders are encouraged to attend the Annual Meeting and vote in person or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

Michelle A. Russell, Secretary

Overland Park, Kansas

March 20, 2013

YRC WORLDWIDE INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

10990 Roe Avenue

Overland Park, Kansas 66211

PROXY STATEMENT

FOR

2013 ANNUAL MEETING OF STOCKHOLDERS

General Information

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2013 Annual Meeting of Stockholders (Annual Meeting), to be held at our corporate headquarters, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Central Time, on Tuesday, April 30, 2013, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Our telephone number is 913.696.6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website address is www.yrcw.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our, YRCW and the Company refer to YRC Worldwide Inc. and, unless the context requires otherwise, its subsidiaries.

On or before March 20, 2013, we began mailing a Notice of Internet Availability of Proxy Materials (Notice) to the record holders of our common stock, par value $0.01 per share (Common Stock), Series A Voting Preferred Stock, par value $1.00 per share (Series A Preferred Stock), 10% Series A Convertible Senior Secured Notes due 2015 (Series A Notes), and 10% Series B Convertible Senior Secured Notes due 2015 (Series B Notes, and collectively with the Series A Notes, Convertible Notes).

Throughout this proxy statement, holders of our Common Stock and the Series A Preferred Stock are referred to collectively as Stockholders and holders of our Convertible Notes are referred to collectively as Convertible Noteholders. The Common Stock, Series A Preferred Stock and Convertible Notes are referred to collectively as Voting Securities and our Stockholders and Convertible Noteholders are referred to collectively as Voting Securityholders.

Questions and Answers

Why did I receive these materials?

These materials are being provided to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Voting Securityholder, you are invited to attend the Annual Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

What is included in the proxy materials?

The proxy materials include:

•	this proxy statement; and

•	our 2012 annual report.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this proxy statement and our 2012 annual report available to Voting Securityholders electronically on the Internet. On or before March 20, 2013, we began mailing the Notice to Voting Securityholders of record as of the record date. Holders of our Voting Securities will be able to access the proxy materials on the Internet at www.proxyvote.com or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting. We also encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., at 1.800.884.4225 or at www.computershare.com/contactus.

What am I voting on?

Our Board is soliciting your vote for:

Proposal 1:	the election of seven members of our Board of Directors;

Proposal 2:	advisory vote to approve named executive officer compensation; and

Proposal 3:	ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for 2013.

What are the Board’s recommendations?

Our Board recommends you vote:

•	FOR the election of the seven directors (Proposal 1);

•	FOR the approval, on a non-binding basis, of the compensation of our named executive officers (Proposal 2); and

•	FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2013 (Proposal 3).

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the Internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

Voting Securityholders of record as of the close of business on March 1, 2013 (record date) will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. Pursuant to our Amended and Restated Certificate of Incorporation (Certificate), Convertible Noteholders are entitled to vote on an as-converted-to-common stock basis, subject to certain limitations described below, on all matters on which our Common Stockholders are entitled to vote.

How many votes do I have?

On the record date, there were 8,609,884 shares of Common Stock and one share of Series A Preferred Stock (in each case, exclusive of treasury shares) outstanding. Each Stockholder is entitled to one vote for each outstanding share of Common Stock or Series A Preferred Stock held as of the record date.

On the record date, there were $157,265,490 and $83,485,650 in aggregate principal amount outstanding of Series A Notes and Series B Notes, respectively, after giving effect to interest paid in the form of additional Series A Notes and Series B Notes, respectively, and the conversion of Series B Notes into Common Stock through the record date. Pursuant to our Certificate and the indentures governing the Convertible Notes, our Convertible Noteholders are entitled to vote on an as-converted-to-common stock basis on all matters on which our Common Stockholders are entitled to vote, subject to certain limitations described below. Each holder of Series A Notes is entitled, on an as-converted-to-common stock basis, to 29.4067 shares of Common Stock for each $1,000 principal amount of Series A Notes held on the record date. Each holder of Series B Notes is entitled, on an as-converted-to-common stock basis, to 53.9567 shares of Common Stock per $1,000 principal amount of Series B Notes held on the record date, which includes shares issuable as a Make Whole Premium (as defined in the Series B Notes indenture). However, as described in our Certificate and the Convertible Notes indentures, in order to comply with NASDAQ Listing Rule 5640, each holder of Series A Notes is limited to 0.1089 votes for each share of Common Stock on an as-converted-to-common stock basis and each holder of Series B Notes is limited to 0.0594 votes for each share of Common Stock on an as-converted-to-common stock basis. On the record date, the holders of Series A Notes collectively held 503,625 votes, and the holders of Series B Notes collectively held 267,574 votes.

We refer to the total number of votes represented by our outstanding Voting Securities as our total voting power. As of the record date, our Stockholders held approximately 92% and our Convertible Noteholders held approximately 8% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Voting Securities as a holder of record and as a beneficial owner?

•

Voting Securities of Record. If your Common Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the Stockholder of record of those shares of Common Stock, and we sent the Notice directly to you. If you are the record holder of the Series A Preferred Stock, we sent the Notice directly to you. If your Convertible Notes are registered directly in your name, you are considered the holder of record of those Convertible Notes, and we sent the Notice directly to you.

•

Beneficial Owner of Voting Securities. If your Voting Securities are held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Voting Securities, and the Notice was sent either directly to you or was forwarded to you by your nominee. The nominee holding your account is considered the Voting Securityholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the Voting Securities held in your account.

What is the quorum required for the Annual Meeting?

A majority of our voting power outstanding on the record date must be present in person or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your

Voting Securities will be counted for purposes of determining the presence of a quorum (whether representing votes for, against, withheld or abstained, or broker non-votes) if you:

•	are present and vote in person at the Annual Meeting; or

•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a Voting Securityholder of record, how do I vote?

There are four ways to vote:

•	In person. If you are a Voting Securityholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.

•	By telephone. You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on the proxy card.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or returning an executed proxy card, your vote or proxy card must be received by 10:59 p.m., Central Time, on April 29, 2013 to be counted.

If I am a beneficial owner of Voting Securities held in street name, how do I vote?

There are four ways to vote:

•

In person. If you are a beneficial owner of Voting Securities held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your Voting Securities. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.

•	On the Internet. You may vote by proxy on the Internet by following the instructions in the Notice.

•	By telephone. If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number on the voting instruction form.

•	By mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or returning an executed proxy card, your vote or proxy card must be received by 10:59 p.m., Central Time, on April 29, 2013 to be counted.

How do I vote if I own shares of Common Stock through a Company sponsored 401(k) plan?

If you have invested in Common Stock through a Company sponsored 401(k) plan, you do not actually own shares of Common Stock. The 401(k) plan trustee owns the shares on your behalf. Under the 401(k) plan, however, you have pass-through voting rights based on the number of shares of Common Stock allocated to your account. You may exercise your pass-through voting rights by giving directions to Fidelity Management Trust Company, trustee of the plan, on the Internet at www.proxyvote.com or by calling 1.800.690.6903 and following the instructions provided. If you requested printed copies of the proxy materials by mail, you may also vote by mail by marking, signing and dating the enclosed card and returning it as soon as possible in the enclosed envelope. If you fail to give timely voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions are received. Your vote must be received by 10:59 p.m., Central Time, on April 25, 2013 to be counted.

How do I vote if I own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of International Brotherhood of Teamsters employees?

If you own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of our International Brotherhood of Teamsters (IBT) employees, you do not actually own shares of Common Stock. The 401(k) plan trustee owns the shares on your behalf. Under the Teamster-National 401(k) Savings Plan, however, you have pass-through voting rights based on the number of shares of Common Stock allocated to your account. You may exercise your pass-through voting rights on the Internet at www.proxyvote.com, or by calling 1.800.690.6903 and following the instructions provided. If you requested printed copies of the proxy materials by mail, you may also vote by mail by marking, signing and dating the enclosed card and returning it as soon as possible in the enclosed envelope. If you fail to give timely voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions are received. Your vote must be received by 10:59 p.m., Central Time, on April 22, 2013 to be counted.

What happens if I do not give specific voting instructions?

•

Voting Securityholders of Record. If you are a Voting Securityholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Voting Securities in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.

•

Beneficial Owners of Voting Securities. If you are a beneficial owner of Voting Securities and do not provide the nominee that holds your Voting Securities with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Voting Securities on a non-routine matter, it will not have authority to vote your Voting Securities on that matter. This is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Voting Securities by carefully following the instructions provided in the Notice.

Which proposals are considered routine or non-routine?

Proposal 3 (ratification of the appointment of KPMG) is a proposal we believe is routine.

Proposal 1 (election of directors) and Proposal 2 (advisory vote to approve named executive officer compensation) are proposals we believe are non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether our Voting Securityholders have approved a proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of that proposal.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1 Election of seven directors	Each director must be elected by a plurality of the votes cast. This means the seven nominees who receive the greatest number of FOR votes will be elected.

Proposal 2 Advisory vote on named executive officer compensation	This proposal must be approved by a majority of the votes cast by Voting Securityholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Voting Securityholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 3 Ratification of the appointment of KPMG as our independent registered public accounting firm for 2013	This proposal must be approved by a majority of the votes cast by Voting Securityholders present in person or represented by proxy voting together as a single class. This means the number of votes cast by Voting Securityholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

What is the effect of the advisory vote?

As an advisory vote, Proposal 2 is not binding on our Board or Compensation Committee and the final decision on the matters covered by Proposal 2 remains with them. We value your opinion on this important issue, however. Approximately 99% of the total votes cast on the proposal at our 2012 Annual Meeting were voted for the proposal. Our Compensation Committee appreciated this level of support for its compensation philosophy and will consider the results of the advisory vote on Proposal 2 when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual Voting Securityholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, Voting Securityholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We have retained Morrow & Co., LLC to assist in soliciting proxies for a nominal fee plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of Voting Securities their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from Voting Securityholders who are our employees or who have previously requested electronic receipt of proxy materials.

Voting Securityholder Proposals and Communications with our Board

Proposals

SEC rules provide that we must receive Voting Securityholders’ proposals intended for presentation at the 2014 Annual Meeting by November 20, 2013 to be eligible for inclusion in the proxy statement for the 2014 Annual Meeting. Voting Securityholder proposals should be submitted in writing to our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Voting Securityholder proposals submitted for consideration at the 2014 Annual Meeting will be considered not properly submitted, and will be out of order, unless we receive notice of the proposal not less than 60 days nor more than 90 days prior to the date of the 2014 Annual Meeting, as provided in our Bylaws. If, however, we give less than 70 days’ notice or prior public disclosure of the date of the 2014 Annual Meeting, then, to be timely, we must receive notice of a Voting Securityholder proposal by the 10th day following the day we provide notice of, or publicly disclose, the date of the 2014 Annual Meeting. We may use our discretionary authority to preclude any Voting Securityholder proposal received after that time from presentment at the 2014 Annual Meeting.

Director Nominations

Voting Securityholders who wish to nominate qualified candidates for election to our Board may write our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Each Voting Securityholder nomination must provide the following information about the candidate:

•	name, age, business address and, if known, residence address;

•	principal occupation or employment; and

•	number of shares of our Common Stock beneficially owned.

To be considered at the 2014 Annual Meeting, we must receive your nomination not less than 14 days nor more than 50 days prior to the date of the 2014 Annual Meeting. If, however, we give less than 21 days’ notice of the date of the 2014 Annual Meeting, we must receive your nomination by the seventh day following the day we provide notice of the 2014 Annual Meeting date. Our Governance Committee uses the criteria described in Structure and Functioning of the Board—Board Committees—Governance Committee in this proxy statement when considering nominees for director, including nominees submitted by Voting Securityholders.

We reserve the right to require any Voting Securityholder nominee to complete and sign a Director & Officer Questionnaire as a condition for such nomination.

Communication with the Board

We encourage any Voting Securityholder who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Our Secretary will assure that the Governance Committee Chairman receives your correspondence.

Householding of Proxy Materials

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials may have been sent to multiple Voting Securityholders in your household. To obtain a separate copy of the proxy materials, contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Voting Securities, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at 1.800.542.1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies furnished to us of reports persons are required to file under Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), we believe that, for the year ended December 31, 2012, all reports required to be made by our reporting persons were timely filed in accordance with the Exchange Act.

Security Ownership of Management and Directors

Shares of our Common Stock that our named executive officers (NEOs), directors and executive officers owned as of March 1, 2013 include:

•	Common Stock in which they may be deemed to have a beneficial interest; and

•	restricted Common Stock subject to our 2011 Incentive and Equity Award Plan (2011 Plan).

All of the NEOs, executive officers and directors have sole voting and dispositive power with respect to the shares of Common Stock reported below. Except as provided below, none of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

Name	Shares of Common Stock Beneficially Owned as of 3/1/13		Shares the Person has Right to Acquire on or Prior to 4/30/13	Total Beneficial Ownership		Percent of Class (1)(3)
James L. Welch (3)	245,441	(2)	0	245,441	(2)	2.85%
Jamie G. Pierson (3)	103,181	(2)	0	103,181	(2)	1.20%
Michelle A. Russell (3)	73,375	(2)	0	73,375	(2)	*
Jeffrey A. Rogers	102,607	(2)	0	102,607	(2)	1.19%
Thomas J. O’Connor III	27,917	(2)	0	27,917	(2)	*
Raymond J. Bromark (4)	10,000		0	10,000		*
Douglas A. Carty (4)	0		0	0		*
Matthew A. Doheny (4)	0		0	0		*
Robert L. Friedman (4)	0		0	0		*
James E. Hoffman (4)	0		0	0		*
Michael J. Kneeland (4)	0		0	0		*
Harry J. Wilson (4)	10,000		0	10,000		*
James F. Winestock	11,165		0	11,165		*
All directors and executive officers as a group (19 Persons) (5)	706,591		0	706,591		8.21%

*	Indicates less than 1% ownership.
(1)	Based on 8,609,884 shares of our Common Stock issued and outstanding as of March 1, 2013, plus the number of shares of our Common Stock deemed to be outstanding for individual holders pursuant to Exchange Act Rule 13d-3(d)(1).
(2)	Includes unvested shares of restricted Common Stock as of March 1, 2013.
(3)	Pursuant to their employment agreements, Messrs. Welch and Pierson and Ms. Russell are eligible to receive annual performance awards of restricted Common Stock in an amount of shares up to a stated percentage of our fully-diluted outstanding shares of Common Stock on each grant date. This represents a larger number than the issued and outstanding shares of Common Stock on any grant date because it includes, among other things, shares of Common Stock that may be issued upon conversion of our Convertible Notes, shares of Common Stock that may be issued under equity compensation plans, and any other shares of Common Stock, or securities convertible into Common Stock, we may issue during the terms of their employment agreements. The percentages reflected in this column are based upon our issued and outstanding shares of Common Stock on a fully-diluted basis as of March 1, 2013. See Executive Employment Agreements.
(4)	Does not include 6,165 shares of Common Stock that were issuable upon the vesting of certain restricted stock units (RSUs), the receipt of which has been deferred pursuant to our Director Compensation Plan (as defined below) until the individual ceases to be a member of our Board.
(5)	Includes an immaterial amount of Common Stock placed in a margin account by one of the six executive officers not specifically named in this table.

Security Ownership of Certain Owners of Record

As of March 1, 2013 (except as noted), the persons known to us to be beneficial owners of more than five percent of our Common Stock were:

	Common Stock
Name & Address of Beneficial Owner	Shares of Common Stock Beneficially Owned as of 3/1/13		Shares the Person has Right to Acquire on or Prior to 4/30/13		Total Beneficial Ownership		Percent of Class (1)
Affiliates of The Carlyle Group (2) 1001 Pennsylvania Ave. NW Suite 220 South Washington, District of Columbia 20004	429,843	(2)	1,261,155	(2)	1,690,998	(2)	17.13%

Affiliates of Cyrus Capital Partners, L.P. (3) 399 Park Avenue, 39th Floor New York, New York 10022	527,073	(3)	965,794	(3)	1,492,867	(3)	15.59%

Affiliates of Owl Creek Asset Management, L.P. (4) 640 Fifth Avenue, Floor 20 New York, New York 10019	123,741	(4)	1,043,964	(4)	1,167,705	(4)	12.10%

Affiliates of Avenue Capital Management II, L.P. (5) 399 Park Avenue, 6th floor New York, New York 10022	244,632	(5)	445,822	(5)	690,454	(5)	7.62%

Whitebox Advisors, LLC (6) 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	See Footnote	6	See Footnote	6	647,084	(6)	7.52%

Affiliates of Prescott Group Capital Management, L.L.C. (7) 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104-6529	548,996	(7)	0		548,996	(7)	6.38%

(1)	Based on 8,609,884 shares of our Common Stock issued and outstanding as of March 1, 2013, plus the number of shares of our Common Stock deemed outstanding with respect to individual holders pursuant to Exchange Act Rule 13d-3(d)(1).
(2)

Based on a Schedule 13D filed on December 9, 2011, and a Form 3 filed on May 10, 2012, by the Carlyle Management Group L.L.C., Carlyle Strategic Partners II, L.P., CSP II Coinvestment, L.P., TC Group Sub. LP, TC Group L.L.C., Carlyle Holdings I L.P., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I GP Inc., The Carlyle Group L.P. and Carlyle Group Management L.L.C. is each the beneficial owner, with shared voting and shared dispositive power, of 1,690,998 shares of our Common Stock (including 1,261,155 shares of Common Stock issuable upon conversion of Series B Notes) held by Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. as of May 2, 2012. The address for each of Carlyle Strategic Partners II, L.P., CSP II Coinvestment, L.P., TC Group Sub. LP, TC Group L.L.C., Carlyle Holdings I L.P., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I GP Inc., The Carlyle Group L.P. and Carlyle Group Management L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505. Carlyle Group Management L.L.C. exercises investment discretion and control over our Common Stock and Convertible Notes held by each of Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. as the general partner of The Carlyle Group, L.P., which is the sole shareholder of Carlyle Group Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group L.L.C., which is the general partner of TC Group Sub, L.P., which is the indirect parent of Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. The number of shares of

Common Stock reported in the table above is derived from the numbers reported in the Schedule 13D filed on December 9, 2011. The Form 3 filed on May 10, 2012 reports that 363,642 shares of Common Stock are attributable to Carlyle Group Management L.L.C., which is inconsistent with the number of shares of Common Stock reported as directly held by affiliates of Carlyle Group reported on the earlier Schedule 13D.
(3)	Based on a Schedule 13D filed on September 26, 2011, Cyrus Capital Partners, L.P. (Cyrus), Cyrus Capital Partners GP, L.L.C. (Cyrus GP) and Stephen C. Freidheim is each the beneficial owner, with shared voting and shared dispositive power, of 447,860,113 (or approximately 1,492,867 taking into account our reverse stock split) shares of our Common Stock (including 289,738,036 (or approximately 965,794 taking into account our reverse stock split) shares of Common Stock issuable upon conversion of Series B Notes) held by FBC Holdings, S.a.r.l. (FBC), Crescent 1, L.P., CRS Fund, Ltd., Cyrus Opportunities Master Fund II, Ltd. and Cyrus Select Opportunities Master Fund, Ltd. (collectively, the Cyrus Funds) as of September 26, 2011. FBC is the beneficial owner, with sole voting and sole dispositive power, of 419,504,317 (or approximately 1,398,348 taking into account our reverse stock split) shares of our Common Stock (including 271,428,903 (or approximately 904,763 taking into account our reverse stock split) shares of Common Stock issuable upon conversion of Series B Notes) as of September 26, 2011. FBC, which serves as a special purpose vehicle for making investments, is a wholly-owned subsidiary of Cyrus Opportunities Master Fund II, Ltd., CRS Fund, Ltd., Crescent 1, L.P. and Cyrus Select Opportunities Master Fund, Ltd., each of which is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies. Cyrus is the manager of FBC and the investment manager of each private fund holding an interest in FBC. Cyrus GP is the general partner of Cyrus. Mr. Freidheim is the managing member of Cyrus GP and the Chief Investment Officer of Cyrus.
(4)	Based on a Schedule 13G/A filed on February 14, 2013, Owl Creek Advisors, LLC, Owl Creek Asset Management, L.P. and Jeffrey A. Altman is each the beneficial owner, with shared voting and shared dispositive power, of 1,167,705 shares of our Common Stock (including 1,043,964 shares of Common Stock issuable upon conversion of Series B Notes) as of February 14, 2013. Owl Creek Overseas Master Fund, Ltd. is the beneficial owner, with shared voting and shared dispositive power, of 886,873 shares of our Common Stock (including 766,666 shares of Common Stock issuable upon conversion of Series B Notes) as of February 14, 2013. Owl Creek Advisors, LLC is the general partner with respect to shares of our Common Stock directly owned by Owl Creek I, L.P. and Owl Creek II, L.P. and the manager with respect to the shares of our Common Stock directly owned by Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd. Owl Creek Asset Management, L.P. is the investment manager with respect to shares of our Common Stock directly owned by Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd.
(5)

Based on a Schedule 13G filed on November 23, 2011, Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry is each the owner, with shared voting and shared dispositive power, of 207,136,050 (or approximately 690,454 taking into account our reverse stock split) shares of our Common Stock as of November 23, 2011. Avenue Special Situations Fund VI (Master), L.P., is the owner, with sole voting and sole dispositive power, and Avenue Capital Partners VI, LLC and GL Partners VI, LLC is each the owner, with shared voting and shared dispositive power, of 147,285,147 (or approximately 490,951 taking into account our reverse stock split) shares of our Common Stock (including 95,101,271 (or approximately 317,004 taking into account our reverse stock split) shares of Common Stock issuable upon conversion of Series B Notes) as of November 23, 2011. The securities reported in the Schedule 13G are held by Avenue Investments, L.P., Avenue Special Situations Fund VI (Master), L.P. and Avenue International Master, L.P. (collectively, the Investing Funds). Avenue Special Situations Fund VI (A), L.P., Avenue Special Situations Fund VI (B), L.P., Avenue Special Situations Fund VI (C), L.P., Avenue Special Situations Fund VI (B-Feeder), L.P. and Avenue Special Situations Fund VI (C-Feeder), L.P. (collectively, the Special Situations Feeder Funds) each invest, directly or indirectly, in Avenue Special Situations Fund VI (Master), L.P. Avenue International Ltd. invests in Avenue International Master, L.P. The Investing Funds, the Special Situations Feeder Funds and Avenue International Ltd. are referred to collectively as the Avenue Funds. Avenue Partners, LLC is the general partner of Avenue Investments, L.P. and a shareholder of Avenue International Master GenPar, Ltd. Avenue Capital Partners VI, LLC, is the general partner of Avenue Special Situations Fund VI (Master), L.P. and the Special Situations Feeder

Funds. GL Partners VI, LLC is the managing member of Avenue Capital Partners VI, LLC. Avenue International Master GenPar, Ltd. is the general partner of Avenue International Master, L.P. Avenue Capital Management II, L.P. is an investment adviser to each of the Avenue Funds. Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P. Marc Lasry is the managing member of GL Partners VI, LLC, Avenue Partners, LLC and Avenue Capital Management II GenPar, LLC. The 17,112,932 (or approximately 57,043 taking into account our reverse stock split) shares of Common Stock reported as being held by Avenue Investments, L.P. includes 11,049,623 (or approximately 36,832 taking into account our reverse stock split) shares of Common Stock issuable upon conversion of Series B Notes. The 42,737,971 (or approximately 142,460 taking into account our reverse stock split) shares of Common Stock reported as being held by Avenue International Master, L.P. includes 27,595,723 (or approximately 91,986 after taking into account our reverse stock split) shares of Common Stock issuable upon conversion of Series B Notes.
(6)

Based on a Schedule 13G filed on February 14, 2013, Whitebox Advisors, LLC, acting as an investment advisor to its client, is deemed to be the beneficial owner, with shared voting and shared dispositive power, of 647,084 shares of our Common Stock as of February 13, 2013. Whitebox Advisors, LLC may be deemed to possess indirect beneficial ownership of the shares of Common Stock beneficially owned by each of Whitebox Multi-Strategy Advisors, LLC, Whitebox Multi-Strategy Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Concentrated Convertible Arbitrage Advisors, LLC, Whitebox Concentrated Convertible Arbitrage Partners, L.P., Whitebox Concentrated Convertible Arbitrage Fund, L.P., Whitebox Concentrated Convertible Arbitrage Fund, Ltd., Whitebox Credit Arbitrage Advisors, LLC, Whitebox Credit Arbitrage Partners, L.P., Whitebox Credit Arbitrage Fund, L.P., Whitebox Credit Arbitrage Fund, Ltd., Pandora Select Advisors, LLC, Pandora Select Partners, L.P., Pandora Select Fund, L.P., and Pandora Select Fund, Ltd. Whitebox Multi-Strategy Advisors, LLC is deemed to beneficially own 255,127 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Multi-Strategy Partners, L.P. is deemed to beneficially own 255,127 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Multi-Strategy Fund, L.P. is deemed to beneficially own 255,127 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Multi-Strategy Fund, Ltd. is deemed to beneficially own 255,127 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Concentrated Convertible Arbitrage Advisors, LLC is deemed to beneficially own 132,329 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Concentrated Convertible Arbitrage Partners, L.P. is deemed to beneficially own 132,329 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Concentrated Convertible Arbitrage Fund, L.P. is deemed to beneficially own 132,329 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Concentrated Convertible Arbitrage Fund, Ltd. is deemed to beneficially own 132,329 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Credit Arbitrage Advisors, LLC is deemed to beneficially own 170,672 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Credit Arbitrage Partners, L.P. is deemed to beneficially own 170,672 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Credit Arbitrage Fund, L.P. is deemed to beneficially own 170,672 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Whitebox Credit Arbitrage Fund, Ltd. is deemed to beneficially own 170,672 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Pandora Select Advisors, LLC is deemed to beneficially own 88,957 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Pandora Select Partners, L.P. is deemed to beneficially own 88,957 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Pandora Select Fund, L.P. is deemed to beneficially own 88,957 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. Pandora Select Fund, Ltd. is deemed to beneficially own 88,957 shares of our Common Stock as a result of its ownership of our Convertible Notes and Common Stock. The Schedule 13G filed by Whitebox Advisors, LLC, does not report separately the number of shares held directly and those deemed beneficially owned as the result of the ownership of Series A or Series B Notes. The calculation set forth in the table assumes that the number of shares reported results from the direct ownership of our shares of Common Stock.
(7)	Based on a Schedule 13G filed on February 7, 2012, Prescott Group Capital Management, L.L.C. and Phil Frohlich is each the beneficial owner, with sole voting and sole dispositive power, and Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. is each the beneficial owner, with shared voting and shared dispositive power, of 548,996 shares of our Common Stock as of February 7, 2012. The shares of our Common Stock were purchased by Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. (the Small Cap Funds) through the account of Prescott Group Aggressive Small Cap Master Fund, G.P. (Prescott Master Fund), of which the Small Cap Funds are general partners. Prescott Group Capital Management, L.L.C. serves as the general partner of the Small Cap Funds and may direct the Small Cap Funds, the general partners of Prescott Master Fund, to direct the vote and disposition of the 548,996 shares of Common Stock held by the Master Fund. As the principal of Prescott Group Capital Management, L.L.C., Mr. Frohlich may direct the voting and disposition of the 548,996 shares of Common Stock held by Prescott Master Fund.

As of March 1, 2013 (except as noted), the persons known to us to be beneficial owners of more than 5% of our Series A Notes were:

	Aggregate Principal Amount Beneficially Owned
	Series A Notes (1)
Name & Address of Beneficial Owner	Aggregate Principal Amount		Percent of Class (2)
Affiliates of Owl Creek Asset Management, L.P. (3) 640 Fifth Avenue, Floor 20 New York, New York 10019	$17,905,209	(3)	11.39%

Affiliates of The Carlyle Group (4) 1001 Pennsylvania Ave. NW Suite 220 South Washington, District of Columbia 20004	$10,576,767	(4)	6.73%

Affiliates of Cyrus Capital Partners, L.P. (5) 399 Park Avenue, 39th Floor New York, New York 10022	$9,926,355	(5)	6.31%

(1)	At any time after the second anniversary of the issue date of the Series A Notes, subject to certain limitations on conversion and issuance of shares, holders of the Series A Notes may convert any outstanding Series A Notes into shares of our Common Stock at a current conversion price per share of approximately $34.0059. This represents a current conversion rate of approximately 29.4067 shares of Common Stock per $1,000 principal amount of Series A Notes. The conversion price may be adjusted for certain anti-dilution events. See Description of Series A Notes—Conversion Rights—Conversion Rate Adjustments in the Form S-1 filed by us on September 23, 2011. The Series A Notes entitle the holders thereof to vote with the Common Stock on as-converted-to-common stock basis, subject to certain limitations. See Description of Series A Notes—Equity Voting Rights in our Form S-1 filed on September 23, 2011.
(2)	The percentage is calculated based on $157,265,490 aggregate principal amount of Series A Notes issued and outstanding as of March 1, 2013.
(3)	Based on a Schedule 13G/A filed on February 14, 2012, Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd. are the owners of, and Owl Creek Advisors, LLC, Owl Creek Asset Management, L.P. and Jeffrey A. Altman is each the beneficial owner of $17,905,209 aggregate principal amount of Series A Notes as of February 14, 2012.
(4)

Based on a Schedule 13D filed on December 9, 2011, and a Form 3 filed on May 10, 2012, Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. are the owners of $10,221,478 and $355,289, respectively, in aggregate principal amount of Series A Notes as of December 9, 2011. Carlyle Strategic Partners II, L.P., CSP

II Coinvestment, L.P., TC Group Sub. LP, TC Group L.L.C., Carlyle Holdings I L.P., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I GP Inc., The Carlyle Group L.P. and Carlyle Group Management L.L.C. is each the beneficial owner of $10,576,767 aggregate principal amount of Series A Notes as of December 9, 2011.
(5)	According to a Schedule 13D filed on September 26, 2011, a Form 3 filed on September 26, 2011, a Form 4 filed on October 11, 2011 and a Form 4 filed on October 14, 2011, FBC is the owner of $8,186,218 aggregate principal amount of the Series A Notes and the other Cyrus Funds are the owners of the remaining aggregate principal amount of Series A Notes as of October 14, 2011. Cyrus, Cyrus GP and Mr. Stephen C. Freidheim is each the beneficial owner of $9,926,355 aggregate principal amount of Series A Notes.

As of March 1, 2013 (except as noted), the persons known to us to be beneficial owners of more than 5% of our Series B Notes were:

	Aggregate Principal Amount Beneficially Owned
	Series B Notes (1)
Name & Address of Beneficial Owner	Aggregate Principal Amount		Percent of Class (2)
Affiliates of The Carlyle Group (3) 1001 Pennsylvania Ave. NW Suite 220 South Washington, District of Columbia 20004	$16,611,108	(3)	19.90%

Affiliates of Owl Creek Asset Management, L.P. (4) 640 Fifth Avenue, Floor 20 New York, New York 10019	$15,173,478	(4)	18.17%

Affiliates of Cyrus Capital Partners, L.P. (5) 399 Park Avenue, 39th Floor New York, New York 10022	$11,696,012	(5)	14.01%

Affiliates of Avenue Capital Management II, L.P. (6) 399 Park Avenue, 6th floor New York, New York 10022	$5,872,070	(6)	7.03%

(1)	Holders of Series B Notes may convert any outstanding Series B Notes into shares of our Common Stock at a current conversion price per share of approximately $18.5334. This represents a current conversion rate of approximately 53.9567 shares of Common Stock per $1,000 principal amount of Series B Notes. The conversion price may be adjusted for certain anti-dilution events. See Description of Series B Notes—Conversion Rights—Conversion Rate Adjustments in our Registration Statement on Form S-1 filed on September 23, 2011. Series B Notes entitle the holders thereof to vote with the Common Stock on as-converted-to-common stock basis, subject to certain limitations. See Description of Series B Notes—Equity Voting Rights in our Registration Statement on Form S-1 filed on September 23, 2011.
(2)	The percentage is calculated based on $83,485,650 aggregate principal amount of Series B Notes issued and outstanding as of March 1, 2013.
(3)	Based on a Schedule 13D filed on December 9, 2011, and a Form 3 filed on May 10, 2012, Carlyle Strategic Partners II, L.P. and CSP II Coinvestment, L.P. are the owners of $15,590,544 and $1,020,564, respectively, in aggregate principal amount of Series B Notes as of December 9, 2011. Carlyle Strategic Partners II, L.P., CSP II Coinvestment, L.P., TC Group Sub. LP, TC Group L.L.C., Carlyle Holdings I L.P., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I GP Inc., The Carlyle Group L.P. and Carlyle Group Management L.L.C. is each the beneficial owner of $16,611,108 aggregate principal amount of Series B Notes as of December 9, 2011.
(4)	Based on a Schedule 13G/A filed on February 14, 2013, Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd. and Owl Creek SRI Master Fund, Ltd. are the owners of, and Owl Creek Advisors, LLC, Owl Creek Asset Management, L.P. and Jeffrey A. Altman is each the beneficial owner of, $15,173,478 aggregate principal amount of Series B Notes as of February 14, 2013.

(5)	According to a Form 3 filed on September 26, 2011, FBC is the owner of, and Cyrus, Cyrus GP and Mr. Stephen C. Freidheim is each the beneficial owner of, $11,696,012 aggregate principal amount of Series B Notes as of September 26, 2011.
(6)	Based on a Schedule 13G filed on November 23, 2011, Avenue Special Situations Fund VI (Master), L.P., Avenue International Master, L.P. and Avenue Investments, L.P. are the owners of $4,175,369, $1,211,575 and $485,126, respectively, in aggregate principal amount of Series B Notes as of November 23, 2011.

PROPOSAL 1

PROPOSAL TO ELECT DIRECTORS

Directors to be Elected by our Voting Securityholders

At the Annual Meeting, our Voting Securityholders will elect seven directors to hold office until the 2014 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Voting Securities represented by proxies will be voted for the election of a substitute nominated by management.

Raymond J. Bromark Directorsince July 22, 2011	67

Retired (since 2006); PricewaterhouseCoopers LLP (accounting and consulting services): Manager and Partner (1967 – 2006), Head of Professional, Technical, Risk and Quality Group (2000 – 2006), Global Audit Partner (1994 – 2000), Deputy Vice Chairman, Audit and Business Advisory Services (1990 – 1994), Audit Partner (1980 – 1990), and consultant (2006 – 2007); Current Director: CA, Inc. (information technology management software and services); Tesoro Logistics GP, managing General Partner of Tesoro Logistics LP (crude oil and refined products logistics); Former Director: World Color Press Inc. (commercial printing) (2009 – 2010).

Mr. Bromark draws on his extensive experience in accounting, auditing, financial reporting and compliance, and regulatory affairs; deep understanding of financial controls and familiarity with large public company audit clients; experience in leadership positions at PricewaterhouseCoopers LLP; and experience as a current or former director, including Audit Committee Chairman, of other public companies to provide important guidance to our Board on financial and accounting issues affecting our Company.

Matthew A. Doheny Directorsince July 22, 2011	42

North Country Capital LLC (private investment firm): President (since 2011); Candidate for U.S. House of Representatives (2010 and 2012); Fintech Advisory Inc. (private investment firm): Portfolio Manager (2008 – 2010); Deutsche Bank Securities Inc. (investment bank): Managing Director, Distressed Assets Group (2000 – 2008).

Mr. Doheny’s financial expertise and experience as an investor in financial and operational turnarounds are a source of valuable insight to our Board on our financial structure and turnaround strategy.

Robert L. Friedman Directorsince July 22, 2011	70

The Blackstone Group LP (investment and financial advisory firm): Senior Advisor (since 2012), Senior Managing Director (1999 – 2012), Chief Legal Officer (2003 – 2010) and Chief Administrative Officer (2003 – 2007); Simpson Thacher & Bartlett (legal services): Partner (1975 – 1999); Current Director: Axis Capital Holdings Ltd. (insurance and reinsurance), Orbitz Worldwide, Inc. (travel products and services), TRW Automotive Holdings Inc. (automobile systems, components and modules); Former Director: Corp Group Banking S.A. (banking), FGIC Corporation (insurance), Northwest Airlines, Inc. (airline), The India Fund, Inc. (closed end mutual fund).

Mr. Friedman has a unique combination of experience as a Wall Street lawyer and outside counsel to public companies and their boards on corporate governance and other legal matters, experience in financial and investment analysis as a senior officer of a leading investment firm, and experience as a current or former director of other public companies. Mr. Friedman draws on this experience to provide valuable guidance to our Board on our corporate governance, financial management, and legal and regulatory affairs.

James E. Hoffman Directorsince July 22, 2011	60

2001 Development Corporation (commercial office property development and redevelopment services): Executive Manager (since 2008); Alliant Energy Business Development: Executive Vice President; Alliant Energy Resources, a subsidiary of Alliant Energy Corporation (electric and natural gas services): President (1998 – 2005); IES Industries Inc. (predecessor to Alliant Energy Corporation): Executive Vice President (1996 – 1998); IES Utilities Inc.: Executive Vice President (1995 – 1996); MCI Communications: Chief Information Officer (1993 – 1995) and Senior Vice President (1990 – 1993); Telecom USA (telecommunications): Executive Vice President (1988 – 1990). Mr. Hoffman is also a past chairman of the board of the Iowa Health System, the largest health care provider in the state of Iowa.

Mr. Hoffman’s executive leadership and restructuring and other board experience inform his counsel to the Board on the financial and operational issues we face and contribute to his effectiveness as our Board Chairman.

Michael J. Kneeland Directorsince July 22, 2011	59

United Rentals, Inc. (equipment rental): President, Chief Executive Officer and Director (since 2008), Interim Chief Executive Officer (2007 – 2008), Executive Vice President and Chief Operating Officer (2007), Executive Vice President – Operations (2003 – 2007), Regional Vice President (2000 – 2004), and District Manager (1998 – 2000).

Mr. Kneeland is experienced in a number of substantive areas affecting our Company, including logistics, information technology, real estate, risk management, human resources and public company oversight and governance, from his tenure at a large, publicly-held corporation. Mr. Kneeland draws on this experience to provide our Board with valuable perspectives on the operational and strategic issues we face.

James L. Welch Directorsince July 22, 2011	58

YRC Worldwide Inc.: Chief Executive Officer (since 2011); Dynamex Inc. (transportation and logistics services): President and Chief Executive Officer (2008 – 2011); JHT Holdings (truck transportation): Interim Chief Executive Officer (2007 – 2008); Yellow Transportation (subsidiary of the Company): President and Chief Executive Officer (2000 – 2007), and various other positions (1978 – 2000); Current Director: SkyWest Inc. (regional airline), and Erickson Air Crane, Inc. (manufacturing and operating); Former Director: Dynamex Inc., Spirit AeroSystems Holdings Inc. (commercial airplane assemblies and components), and Roadrunner Transportation (transportation and logistics services).

Mr. Welch has front line senior executive experience in our industry and as a 30-year veteran of our Company. Our Board relies on his knowledge and perspectives about our industry, operations, business and competitive environment, strategies, challenges and opportunities. Mr. Welch’s leadership skills have been crucial in developing and leading our turnaround strategy, reinvigorating our corporate culture and employee morale, returning our Company to operating profitability, and building an effective leadership team.

James F. Winestock Directorsince July 22, 2011	61

Retired (since 2009); United Parcel Service, Inc. (package delivery and freight transportation): Senior Vice President for U.S. Operations (2004 – 2009), President and Chief Operating Officer, North Central Region (2000 – 2004), President and Chief Operating Officer, Midwest Region (1998 – 2000), and various other positions (1969 – 1998); Current Director: FirstGroup plc (school and transit bus transportation).

Mr. Winestock draws on his knowledge of the transportation industry, gained from over 40 years’ leadership experience at United Parcel Service, to provide our Board with valuable perspectives on the opportunities and challenges facing our industry and our operational, management and strategic issues.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES

Required Vote

Our Bylaws provide that for a director nominee to be elected, he or she must receive a plurality of the votes cast by Voting Securityholders present in person or represented by proxy voting together as a single class at the Annual Meeting.

Abstentions and broker non-votes will not be treated as votes cast for or against Proposal 1, and will therefore have no effect on the outcome of Proposal 1.

Directors Elected by the Holder of our Series A Preferred Stock

Pursuant to the Series A Certificate of Designations, the holder of our Series A Preferred Stock has the right to elect two directors (Series A Directors) and to fill any vacancy left by the death, disability, incapacity, retirement, resignation, disqualification, or removal of a Series A Director. The holder of the Series A Preferred Stock has sole right to remove and replace Series A Directors. Each Series A Director was selected by the holder of our Series A Preferred Stock and has served continuously as a director since the date of his selection. VOTING SECURITYHOLDERS DO NOT VOTE ON THE ELECTION OF SERIES A DIRECTORS.

The term of office of each Series A Director ends on the earlier of (i) the date on which no shares of Series A Preferred Stock are outstanding or the Series A Preferred Stock is subject to redemption pursuant to our Certificate; (ii) the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director by the holder of the Series A Preferred Stock; or (iii) the selection and qualification of a successor Series A Director.

Douglas A. Carty Directorsince July 22, 2011	56

Switzer-Carty Transportation Inc. (transportation): Chairman (since 2011); First Group America (transportation): Commercial Director, North America (2007 – 2008); Laidlaw Education Services (school bus transportation): President and Chief Executive Officer (2006 – 2007), Executive Vice President and Chief Financial Officer, Laidlaw International Ltd. (2003 – 2006); Atlas Worldwide Holdings, Inc. (global air freight): Senior Vice President and Chief Financial Officer (2001 – 2003); Canadian Airlines Corp. (commercial airline): Senior Vice President and Chief Financial Officer (1996 – 2000); Current Director: Wajax Industries Ltd. (sales, parts and service of mobile equipment, industrial components and power systems); and Points International Ltd. (internet-based loyalty reward program management platform).

Mr. Carty has senior executive experience in the transportation industry, experience with financial restructurings, and experience on other corporate boards. These inform his advice to our Board on the financial and operational issues we face.

Harry J. Wilson Directorsince July 22, 2011	41

MAEVA Advisors, LLC (turnaround and restructuring boutique): President and Chief Executive Officer (since 2011); New York State Comptroller Candidate (2010); U.S. Treasury Department: Senior Advisor, President’s Auto Task Force (2009); Silver Point Capital L.P. (private investment firm): Partner (promoted from Senior Analyst) (2003 – 2008); The Blackstone Group (private equity firm): Principal (promoted from Associate) (1999 – 2003); Current Director: Yahoo! Inc. (global internet company).

Mr. Wilson has substantial experience and expertise in corporate finance and restructurings. He served as an advisor on our 2011 restructuring and has a detailed understanding of our financing arrangements and balance sheet. Mr. Wilson also brings a positive relationship with the IBT and experience on other corporate boards. Mr. Wilson draws on this background to provide important perspectives and guidance to our Board on our financial and operational affairs and our valued IBT relationship.

Structure and Functioning of the Board

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Corporate Governance Guidelines; the charters of our Audit & Ethics, Compensation, Governance and Finance Committees; our Code of Business Conduct that applies to all officers, directors, employees and contractors; and our Related Party Transaction Policy, Securities Trading and Disclosure Policy, and Anti-Bribery and Corruption Policy, among others. These governance documents were updated in 2013 to improve their presentation, reflect regulatory developments and corporate governance trends, and provide additional guidance to our Board and its committees. They are available on the Investor Relations page of our website at www.yrcw.com.

We are committed to effective corporate governance, compliance with applicable laws and regulations, and the highest standards of ethical conduct and good corporate citizenship.

Corporate Governance Structure and Function

As provided in our Certificate, we have nine directors. Seven of our directors are elected annually at each Annual Meeting by the holders of our Voting Securities voting together as a single class. The two Series A Directors are selected by the holder of our Series A Preferred Stock.

We have a flexible governance structure in which our Board, assisted by its committees, directs our Company’s affairs.

Directors are encouraged to have direct dialogue with our management and internal auditors and may request attendance by management and internal and external auditors at Board and committee meetings.

We provide directors with tablet computers and an electronic portal through which they may review our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting. We also use the portal to communicate with directors and solicit their opinions.

Our Legal Department makes continuing education opportunities available for directors to assist them in maintaining currency with legal and governance developments and trends.

The principal responsibility of our directors is to execute their fiduciary duties to promote the interests of our stockholders and the long-term value of our Company. Directors may also consider the interests of other stakeholders, including lenders, customers, suppliers, employees, unions and the communities in which we operate.

Directors generally may rely without independent verification on recommendations, advice and information provided by management and outside experts on matters within their areas of expertise and competence, but are encouraged to independently challenge their assumptions and recommendations where appropriate.

Current Board and Executive Management

Our current Board and executive management team were selected after our 2011 financial restructuring, although James L. Welch, our Chief Executive Officer (CEO), Michelle A. Russell, our Executive Vice President, General Counsel & Secretary, and leaders of our operating subsidiaries are veterans of the Company, and Jamie G. Pierson, our Chief Financial Officer (CFO) and Mr. Wilson, a Series A Director, played important roles in our financial restructuring.

Like much of our industry, we were severely affected by the 2008–2009 recession and resulting slow growth economy and their impact on customer demand. Our current management team also inherited an erosion in customer confidence and operating performance attributable in part to the integration of Yellow and Roadway in 2009.

Since taking office, our current Board and management team have moved aggressively to reorganize our management structure, reinvigorate our corporate culture and employee morale, dispose of non-core assets, increase autonomy and accountability at the operating subsidiary level, and drive improvements in our efficiency, productivity, customer service, operating performance, and financial condition and liquidity, with the objective of restoring our Company to profitability. Although our Board and management have much work remaining, these initiatives have begun to show results. We recorded operating income of $24.1 million and Adjusted EBITDA of $241.2 million in 2012, compared with an operating loss of $138.2 million and Adjusted EBITDA of $159.2 million in 2011. Our Board and management will focus on execution and improvement in our operating performance, financial condition and liquidity throughout 2013 and beyond.

Primary Responsibilities of the Board

As described in our Corporate Governance Guidelines, our Board is committed to:

•	exercising its business judgment to promote long-term stockholder value;

•	engaging, overseeing and retaining executive officers who possess the character and skills required to achieve our goals;

•	selecting appropriate candidates for director who possess appropriate qualifications and reflect a reasonable diversity in backgrounds and perspectives;

•	acting in good faith, with due care, and in a manner reasonably believed to be in our stockholders’ best interests;

•	overseeing the formation and execution of major strategies, plans and actions;

•	reviewing our performance against broad financial and strategic objectives;

•	overseeing the maintenance of appropriate financial and disclosure controls;

•	overseeing our internal and external financial reporting;

•	overseeing compliance with our internal policies and applicable laws and regulations;

•	setting the right tone at the top for compliance and ethics;

•	overseeing the identification, assessment, management and reporting of major risk exposures;

•	overseeing, counseling and directing management;

•	performing the duties and responsibilities assigned under our Certificate and Bylaws;

•	selecting, evaluating and compensating our CEO and other executive officers;

•	overseeing succession planning for our CEO and other executive officers; and

•	encouraging continuous improvement in our governance at all levels.

Director Independence

Our Corporate Governance Guidelines and NASDAQ rules require that a majority of our Board be independent. Our Board has affirmatively determined that each director (other than Messrs. Wilson and Welch) has no material relationships with us and is therefore independent in accordance with NASDAQ Listing Rule 5605 and the Director Independence Standards included in our Corporate Governance Guidelines.

Our Board evaluated the following relationships and affirmatively determined they did not materially affect those directors’ objectivity or independence. Certain of our directors contributed to Mr. Doheny’s campaign for Congress in 2012. An affiliate of Mr. Kneeland recorded approximately $122,000 in ordinary course transportation services from our subsidiaries during 2012.

Board Diversity

Our stakeholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our directors bring a diversity in backgrounds and experience that informs the Board’s oversight function. Our Board diversity policy is expressed in the Governance Committee charter, under which the Committee considers the benefits of diversity, including but not limited to the above factors, in nominating candidates for the Board.

Director Meeting Attendance

Our Board of Directors held five meetings during 2012. Directors are expected to prepare for, make every effort to attend and participate in meetings of the Board and committees on which they serve. Our Corporate Governance Guidelines provide that each director should strive to attend at least 75% of the aggregate of the total number of meetings of the Board and committees on which he serves. During 2012, each director attended at least 75% of those meetings.

Our Corporate Governance Guidelines provide that directors are expected to attend annual stockholder meetings in person or by telephone or other electronic means. All of our directors attended the 2012 Annual Meeting in person or by telephone.

Executive Sessions of Independent Directors

Our independent directors meet in regularly scheduled executive sessions, with at least two executive sessions per year. Board committee members also regularly meet in executive sessions among themselves and with selected members of management and our internal and external auditors. The purpose of these executive sessions is to facilitate candid discussion about important matters affecting our Company.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees, led by our Governance Committee, conduct an annual self-assessment of their effectiveness and compliance with our corporate governance documents. The results are tabulated and analyzed by the Governance Committee and used to identify and implement improvements in our governance processes.

Board Committees

Our Board of Directors has four standing committees:

•	Audit & Ethics;

•	Compensation;

•	Governance; and

•	Finance.

The Chairman of each committee handles the function of lead director for committee matters, serves as spokesperson for the committee, and provides recommendations and guidance to our Board, management and Chairman.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit & Ethics Committee

Our Audit & Ethics Committee met five times during 2012.

The Audit & Ethics Committee was established in accordance with Exchange Act Section 3(a)(58)(A) and consists of Raymond J. Bromark (Chairman), Douglas A. Carty and Robert L. Friedman. Our Board has affirmatively determined that all members of the Audit & Ethics Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Board has also affirmatively determined that Messrs. Bromark, Carty and Friedman meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(c)(2)(A) and Exchange Act Rule 10A-3(b)(1). Our Board has additionally determined that Messrs. Bromark, Carty and Friedman are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and that they meet the financial sophistication requirement in NASDAQ Listing Rule 5605(c)(2)(A). The Audit & Ethics Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the purpose of the Audit & Ethics Committee is to exercise oversight responsibility for:

•	our accounting and financial reporting process and the audit of our annual financial statements;

•	the quality and integrity of our financial reporting;

•	the appointment, compensation, qualifications and independence of our independent registered public accounting firm (independent auditor);

•	the performance of our internal audit function and the independent auditor;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	our risk assessment and management function; and

•	our compliance with legal and regulatory requirements.

Our independent auditor is accountable and reports directly to the Audit & Ethics Committee. The Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend to the Board, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met six times during 2012.

The Compensation Committee consists of Michael J. Kneeland (Chairman), Matthew A. Doheny and James E. Hoffman. Our Board has affirmatively determined that all members of the Compensation Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. Our Board has also affirmatively determined that Messrs. Kneeland, Doheny and Hoffman meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(d)(2)(A) and Exchange Act Rule 10C-1(b)(1). The Compensation Committee members also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). Our Compensation Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the purpose of the Compensation Committee is to exercise oversight responsibility for:

•	our executive compensation philosophy, policies, strategies and objectives;

•	the evaluation and compensation of our CEO and other executive officers;

•	the compensation of our directors;

•	our public executive and director compensation disclosures;

•	the development, implementation and administration of our health, welfare and retirement benefit plans; and

•	our equity and non-equity incentive compensation programs.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Committee. See Director Compensation and Compensation Discussion and Analysis for additional information about the determination of director and NEO compensation for 2012.

Governance Committee

Our Governance Committee met four times during 2012.

The Governance Committee consists of James F. Winestock (Chairman), Douglas A. Carty and Michael J. Kneeland. Our Board has affirmatively determined that all members of the Governance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Governance Committee’s functions are described in its charter, which is available on the Investor Relations page of our website at www.yrcw.com.

As described in its charter, the purpose of the Governance Committee is to exercise oversight responsibility for:

•	the size and composition of our Board and the criteria for selecting Board candidates;

•

identifying individuals qualified to become Board members and recommending the slate of director candidates (other than Series A Directors) to be nominated for election at each annual stockholders meeting;

•	determining the composition of Board committees in accordance with NASDAQ and SEC rules;

•	the development and implementation of our Corporate Governance Guidelines and other governance policies and practices;

•	the assessment of director independence;

•	the conduct of our annual Board and committee self-evaluation process; and

•	compliance with our Code of Business Conduct, Related Party Transaction Policy and Securities Trading and Disclosure Policy.

Oversight of our Code of Business Conduct, Related Party Transaction Policy and Securities Trading and Disclosure Policy was assigned in 2013 to the Governance Committee from the Audit & Ethics Committee. This was done in part to permit our Audit & Ethics Committee to focus more fully on our accounting, financial reporting and internal controls, and because these policies have an impact on the quality of our corporate governance.

Our Governance Committee has sole authority to retain and compensate search firms to assist in identifying and recruiting candidates for the Board.

All of the seven Board nominees identified in this proxy statement are current directors. The Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board. The Governance Committee will accept director nominations from Voting Securityholders in accordance with the stockholder nominating procedures described in Voting Securityholder Proposals and Communications with our Board. In addition to our Director Independence Standards, the following criteria from our Corporate Governance Guidelines guide our Governance Committee in considering candidates for director, including nominees submitted by Voting Securityholders:

•

each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy/policy-setting or senior executive level, and the ability to work well with others;

•

each director should have sufficient time available to devote to our affairs and carry out the responsibilities of a director. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for and attend Board and committee meetings on a regular basis;

•

each independent director should be free of any conflict of interest that would interfere with his or her independence and objectivity or the proper performance of his or her responsibilities as a director;

•	directors should utilize their unique experience and background to represent and act in the best interests of all stockholders as a group; and

•	directors should have an equity ownership in our Company and, in that regard, each non-management director is paid a portion of his or her director compensation in Common Stock equivalents.

While the Governance Committee considers all of the factors described above, it may give greater weight to one factor or another when making nominating decisions. Our Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current make-up of our Board, our Director Independence Standards, and NASDAQ and SEC rules. Board candidates nominated by Voting Securityholders must meet the criteria described in this proxy statement, but will otherwise be considered on the same basis as candidates nominated by the Board. In addition, our Governance Committee may consider any other criteria for nominees it deems appropriate, including, but not limited to:

•	a nominee’s judgment, skill, education, diversity in accordance with the Board diversity policy, age, relationships, experience, and leadership and relationship skills;

•	the organization, structure, size and composition of the Board and the interplay of the nominee’s experience with the experience of other nominees;

•	the qualifications and areas of expertise needed to further enhance the Board’s deliberations and oversight; and

•	the extent to which the nominee would be a desirable addition to the Board and its committees.

Finance Committee

Our Finance Committee met seven times during 2012.

The Finance Committee consists of Matthew A. Doheny (Chairman), Robert L. Friedman and Douglas A. Carty. Our Board has affirmatively determined that all members of the Finance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. As described in its charter, the purpose of the Finance Committee is to exercise oversight responsibility for:

•	our capital structure, liquidity and cash management, debt and equity financings, and financial strategies and objectives;

•	our compliance with the covenants in our credit facilities;

•	our capital expenditures and return on capital employed; and

•	our acquisitions and dispositions of material assets.

Board Leadership Structure

Our Bylaws require that the offices of Chairman of the Board and CEO be held by separate individuals and our Corporate Governance Guidelines require that the Chairman be an independent director. We believe separation of the offices of Chairman and CEO helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our CEO and Chairman, and contributes to our effective governance, in part by having an independent Chairman available to counsel our CEO and facilitate his interactions with the Board. James E. Hoffman, who brings executive leadership and corporate governance experience to the Board, serves as our Chairman and leads the Board of Directors. James L. Welch brings transportation industry knowledge, experience and expertise and almost 30 years’ experience with our Company to his leadership role as our CEO.

In light of the requirement that our Chairman be an independent director, our Board does not have a lead independent director.

Our business and affairs are managed under the oversight of our Board. There are nine members of the Board. The four standing committees—Audit & Ethics, Compensation, Governance and Finance—are an integral part of our Board leadership structure. These committees, all of whose members are independent directors, are discussed in more detail above. In determining the membership of each standing committee, the Governance Committee considers each director’s unique skills and experience in relation to the committee(s) on which he serves and the particular needs of each committee.

Our leadership structure also includes an experienced and energetic management team that provides information, business intelligence, reports and opinions to the Board on a regular basis. The Board and committees also rely on the advice of counsel, accountants, executive compensation consultants, internal and external auditors, and other expert advisors.

A robust committee framework sustains a line of communication among directors and with management. Regularly scheduled management reports and presentations, based upon strategic, operational, financial, legal and risk management aspects of our business, provide vital information to our Board and committees. Directors have complete access to our CEO, CFO and other members of our senior management team.

The Board’s role is to oversee, counsel and direct our senior management team. The role of our executive officers is to develop and implement corporate strategy, conduct our operations, manage our material risk exposures, and implement Board directives. Our Board endeavors to strike an appropriate balance between effective oversight and undue interference with our executives in the conduct of our affairs. We believe our leadership structure is effective because the Board and management respect one another’s roles and work collaboratively to promote stakeholder value.

The Board’s Role in Risk Management

Management is primarily responsible for identifying, assessing and managing our material risk exposures. The Board’s role is to oversee the systems and processes used by management to address those risks.

Management’s processes for identifying, assessing and managing material risk exposures are described in its strategic plan, which is updated by management and reviewed by the Board on an annual and periodic basis.

Pursuant to its charter, our Audit & Ethics Committee oversees management’s systems and processes for the identification, assessment and management of material risk exposures. These include:

•	business and reputational risk;

•	legal, regulatory and internal policy compliance risk;

•	information technology, governance and security risk;

•	corporate governance and reputational risk;

•	claims, workers’ compensation and accident risk;

•	fraud risk;

•	financial covenant compliance risk;

•	disclosure risk;

•	competitive and economic risk;

•	credit, liquidity and going concern risk;

•	profitability and margin risk;

•	tax risk; and

•	crisis management risk.

Management reports regularly to the Audit & Ethics Committee on material risk exposures and its risk management approach, policies, systems and practices. The Committee evaluates management’s risk appetite and the appropriateness of risks assumed and managed within that context.

The Audit & Ethics Committee’s oversight of our risk management process includes the adequacy of our overall control environment and financial reporting function and controls related to areas presenting significant financial or business risk. The Committee also evaluates key financial statement issues and risks, their potential effect on our financial reporting, and the process used by management to address them. The Audit & Ethics Committee reports to the full Board on management’s briefings and its own analyses and conclusions regarding our risk management process.

Other standing committees oversee risk exposures in areas under their particular responsibilities. The Compensation Committee oversees risks associated with our compensation policies and practices to ensure they do not encourage unreasonable or excessive risk-taking that could have a material adverse effect on us. Our Governance Committee periodically assesses any material risks arising from our corporate governance practices. Our Finance Committee assesses risks inherent in our capital structure and financing arrangements and our compliance with the financial covenants in our credit facilities. Each of these committees reports its findings and recommendations to the Board.

The Board and each committee may retain independent legal and other advisors to advise and assist them in carrying out their risk oversight responsibilities.

Legal Proceedings

To the best of our knowledge, there are no material proceedings adverse to us or any of our subsidiaries in which any of our directors, director nominees or executive officers or their affiliates or associates, or any owner of record or beneficially of more than 5% of any class of our Voting Securities or their affiliates or associates, is a party adverse to us or in which any such person has an interest that is materially adverse to us or any of our subsidiaries.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Michael J. Kneeland (Chairman), Matthew A. Doheny and James E. Hoffman. Currently and at all times during 2012, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board.

Director Compensation

The table below provides information on the compensation of our non-management directors for the year ended December 31, 2012. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2012, other than Mr. Welch, who also served as our CEO and received no compensation for serving as a director.

Name	Meeting, Retainer and Other Fees Received in Cash ($)	Annual Award of Restricted Stock Units ($) (1)	Total ($)
Raymond J. Bromark	90,000	83,333	173,333
Douglas A. Carty	75,000	83,333	158,333
Matthew A. Doheny	85,000	83,333	168,333
Robert L. Friedman	75,000	83,333	158,333
James E. Hoffman	125,000	83,333	208,333
Michael J. Kneeland	85,000	83,333	168,333
Harry J. Wilson	75,000	83,333	158,333
James F. Winestock	85,000	83,333	168,333

(1)	Amounts represent the grant date fair value of RSUs awarded on May 2, 2012 under the Director Compensation Plan. No assumptions were necessary to determine the grant date fair value. Each director was granted a number of RSUs equal to $83,333 divided by $6.60 (the 30-day average closing price of our Common Stock preceding the grant date). The grant date fair value of the awards was determined by multiplying the number of RSUs granted by the closing price of our Common Stock on the grant date. Each director, other than Mr. Winestock, deferred receipt of his RSUs until he ceases to be a member of the Board. As of December 31, 2012, each non-management director other than Mr. Winestock had 15,558 RSUs allocated to his account (of which 9,393 were unvested and 6,165 were vested as of December 31, 2012). As of December 31, 2012, Mr. Winestock held 9,393 RSUs (all of which were unvested as of December 31, 2012).

Director Compensation Plan

Our Board adopted a Director Compensation Plan in 2011. The Director Compensation Plan describes the compensation our non-management directors are eligible to receive, consisting of:

•

an annual cash retainer of $75,000 for service on the Board ($125,000 for service as Chairman of the Board) and a cash retainer for service as a committee chair (Governance Committee – $10,000, Finance Committee – $10,000, Compensation Committee – $10,000, and Audit & Ethics Committee – $15,000). Committee members receive no retainers for committee service. Directors elected during the year are to receive all of their pro-rated retainer fees in cash for the year in which they are elected;

•	reimbursement of costs and expenses incurred attending Board and committee meetings;

•

on December 2, 2011, a grant of RSUs equal to $100,000 divided by $0.1134 (the original conversion ratio of our Series A Notes), adjusted proportionately to 2,939 RSUs to reflect our December 1, 2011 reverse stock split;

•

for the period from September 15, 2011 through the date of our 2012 Annual Meeting, a grant of RSUs equal to $83,333 divided by the 30-day average closing price of our Common Stock preceding the grant date, made on the first business day following the 2012 Annual Meeting; and

•

on the first business day following the 2013 Annual Meeting and annually thereafter, a grant of RSUs equal to $100,000 divided by the 30-day average closing price of our Common Stock preceding the grant date.

The RSUs vest one-third on each of the grant date, the first anniversary of the grant date and the second anniversary of the grant date. Non-management directors may elect to defer receipt of their RSUs pursuant to the terms of the Director Compensation Plan. Grants of RSUs are made pursuant to a standard form of restricted stock unit agreement for non-employee directors. No additional compensation will be paid for attendance or participation at Board or committee meetings.

Equity Ownership Requirements

We do not have an express equity ownership requirement for non-management directors. Our Corporate Governance Guidelines do provide that directors should have an equity ownership in our Company. Toward that end, each non-management director is paid a portion of his or her director compensation in RSUs under the Director Compensation Plan.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation program for 2012 and certain compensation decisions made for 2013.

Overview

Our Compensation Committee establishes our compensation philosophy and oversees our executive compensation program.

Our fundamental goal is to create sustainable long-term value for our stockholders. To help achieve this goal, the primary objectives of our compensation program are to:

•	attract, retain and motivate a committed, high-performing management team;

•	align the interests of our executives with those of our stockholders by tying a significant portion of NEO compensation to performance-based, time-vested restricted Common Stock awards; and

•	drive the short-term performance required to create sustainable long-term value by providing incentives tied to superior performance.

Prior to our 2011 financial restructuring, to preserve liquidity and address uncertainties about our financial condition, our prior Compensation Committee undertook a series of measures to reduce compensation expense that effectively froze NEO compensation at 2010 levels and suspended long-term incentive and 401(k) matching opportunities for executive officers. We believe these decisions, though necessary, had a depressive effect on executive morale and performance.

Following the financial restructuring, the objective of our current Board and Compensation Committee was to recruit a management team capable of leading our turnaround and provide them with a compensation package that would motivate them to take on that responsibility and move aggressively to implement the management changes, strategic initiatives, and operational and productivity improvements needed to achieve a turnaround.

In late 2011 and throughout 2012, our current Compensation Committee conducted a thorough analysis of our overall executive compensation program, with the objective of creating a compensation structure that motivates executive officers to achieve continuous improvement and build long-term stakeholder value by rewarding them if we perform well without encouraging them to take unreasonable or excessive risk.

The Committee’s approach to compensation is exemplified by the employment agreements for James L. Welch, our CEO, Jamie G. Pierson, our CFO, and Michelle A. Russell, our Executive Vice President, General Counsel & Secretary, and the 2013 executive incentive program discussed below.

Named Executive Officers

The table below lists our NEOs for 2012, their titles during 2012, and the period during which they held those titles.

Name	Title	Period
James L. Welch	Chief Executive Officer	Since July 22, 2011

Jamie G. Pierson	Executive Vice President & Chief Financial Officer	Since November 3, 2011

Michelle A. Russell	Executive Vice President, General Counsel & Secretary	Since February 13, 2012

Jeffrey A. Rogers	President YRC Freight	Since September 26, 2011

Thomas J. O’Connor III	President Reddaway	Since January 8, 2007

The Role of Say-On-Pay Votes

We provide our Voting Securityholders with the opportunity to cast an annual advisory vote on executive compensation (say-on-pay proposal). At our 2012 Annual Meeting, approximately 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee valued this endorsement of its executive compensation philosophy. The Committee believes the beneficiaries of our executives’ efforts should have a say in how those executives are compensated, and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Compensation Philosophy and Objectives; Components of Executive Compensation

Creating the conditions for a successful turnaround begins with attracting and motivating a talanted and committed management team. We believe NEO compensation during this critical period should strike a balance amongst the management of our liquidity, attracting and retaining executives with the backgrounds and skills needed to achieve continuous improvement in our operations and profitability, and providing appropriate financial motivation, upside potential and downside risk to focus executives’ attention on aggressively implementing our turnaround strategy.

Post-restructuring, our compensation philosophy is centered around supporting our business objectives of:

•	restoring our Company to profitability;

•	building long-term stakeholder value through continuous improvement in our financial condition and operating performance; and

•

achieving the Adjusted EBITDA growth and liquidity improvement necessary for complying with the financial covenants in our credit facilities and, if appropriate, refinancing or restructuring the facilities when they become due, obtaining greater financial flexibility, improving the market for our securities, taking advantage of opportunities when they arise, and investing in our future.

To do these things, we must attract and retain high-caliber executives and provide them with incentives that encourage them to aggressively pursue improvement in our operating performance and financial condition, while at the same time exposing them to downside risk to the value of their incentive opportunities if they do not succeed. Our compensation philosophy is thus about encouraging appropriate leadership behavior and motivating senior management to take sensible risks, avoid complacency, and concentrate on our short-term progress and long-term growth.

To achieve these objectives, the compensation package for our NEOs may generally consist of the following principal elements:

•	base salaries;

•	a one-time time-vested restricted stock grant made upon initial employment;

•	annual time-vested restricted stock opportunities upon achievement of predetermined performance goals; and

•	other annual incentive opportunities upon achievement of predetermined performance goals.

For 2013, our compensation philosophy will center around providing incentive opportunities to motivate executives to deliver stretch performance and drive continuous improvement in our operating results. At the same time, we recognize that rapid improvement may remain tempered by the slow-growth economy and its impact on customer demand. For this and other reasons, our Compensation Committee may under certain circumstances use its discretion to award below-target incentives if target goals are not achieved.

Determining Executive Compensation

The Compensation Committee has primary responsibility for determining the compensation package for our NEOs. When needed, the Committee seeks advice and market intelligence from a compensation consultant. For NEOs other than the CEO, the Committee also seeks the recommendations of our CEO.

In setting NEO compensation for 2012, our Compensation Committee designed a compensation package around the objectives described above to attract, retain and motivate our NEOs consistent with our resources and financial responsibilities.

Frederic W. Cook & Co. (Cook & Co.) served as the Committee’s independent compensation consultant during 2012. Cook & Co. provided structural advice and market intelligence to the Committee and performed no other services for our Company or management.

In 2012, Cook & Co. was engaged to provide the Compensation Committee with a summary of compensation ranges and structures based upon data derived from proxy statements of transportation companies with comparable revenues and assets (Transportation Industry Peer Group) and from Towers Watson’s 2010 General Industry Executive Compensation Database (Database), statistically regressed to account for differentials in revenues. The median total revenues and assets for the Transportation Industry Peer Group were $3.4 billion and $2.5 billion, respectively, while our 2011 total revenues and assets were $4.9 billion and $2.5 billion, respectively.

The Transportation Industry Peer Group consisted of the following companies:

• AMERCO • ABF Corporation	• Expeditors International of Washington, Inc.	• Norfolk Southern Corporation • Old Dominion Freight Line, Inc.
• Avis Budget Group, Inc.	• Hertz Global Holdings, Inc.	• Pacer International, Inc.
• CH Robinson Worldwide, Inc.	• HUB Group, Inc.	• Ryder System, Inc.
• Con-way, Inc.	• JB Hunt Transport Services, Inc.	• Swift Transportation Company
• CSX Corporation	• Kansas City Southern	• UTi Worldwide Inc.
• Dollar Thrifty Automotive Group, Inc.	• Landstar System, Inc.	• Werner Enterprises, Inc.

After careful consideration, however, the Compensation Committee determined that the Transportation Industry Peer Group data were of limited utility due to the significantly different business models and financial positions of many of the companies included in Transportation Industry Peer Group. Therefore, the Compensation Committee established an executive compensation program to achieve the compensation objectives described herein with limited consideration given to the Transportation Industry Peer Group data.

Key Compensation Decisions

During 2012, the Compensation Committee made the following key decisions affecting NEO compensation:

•	determined the performance targets for 2012 incentive awards;

•

eliminated our flexible perquisite program and annual automobile allowances, and increased the base salaries of Messrs. Welch and Pierson and Ms. Russell by 100% of their unused 2012 automobile allowances and the base salaries of other executive officers by 50% of their unused 2012 automobile allowances;

•	approved an award of 72,436 shares of restricted Common Stock to Mr. Welch for 2011 performance, as described in Senior Executive Restricted Stock Awards;

•	terminated our Executive Severance Policy and adopted advisory Executive Separation Guidelines to guide the Committee in making future severance and change of control awards; and

•	determined not to restore 401(k) matching contributions that were suspended prior to the restructuring.

Description of Compensation Components

Base Salary

Base salary is a key component of our NEO compensation packages. Base salary is designed to:

•	reward NEOs for the day-to-day execution of their primary responsibilities;

•	attract and retain a talented and effective leadership team;

•	provide a foundation for the structure of incentive compensation opportunities; and

•	provide market competitive compensation consistent with our liquidity position.

Base salary for our NEOs is based upon their experience, level of responsibility, and internal pay equity considerations among executive officers.

Non-Equity Incentive Compensation

The purpose of non-equity incentive compensation is to reward executives for short-term improvements in Adjusted EBITDA and other measures that contribute to steady increases in stakeholder value.

Pursuant to their employment agreements, Messrs. Welch and Pierson were each awarded a performance bonus of $250,000 and Ms. Russell was awarded a performance bonus of $100,000 for 2012. Mr. Rogers was also awarded a performance bonus of $175,000 for 2012. These bonuses, which were paid in 2013, were conditioned upon achievement of $233.4 million in Adjusted EBITDA for 2012. We achieved $241.2 million in Adjusted EBITDA in 2012 and the bonuses were, thus, fully earned.

As part of its redesign of our compensation program, in February 2012, the Compensation Committee approved an incentive plan for executives other than Messrs. Welch, Pierson and Rogers and Ms. Russell. This plan was funded with $600,000 of the $7.8 million amount by which our 2012 Adjusted EBITDA exceeded the $233.4 million target. The incentive pool was allocated to our operating subsidiaries and holding company organization based upon proportionate contributions to our consolidated Adjusted EBITDA, and was allocated to individual employees based upon achievement of personal performance goals and qualitative goals, such as improvements in safety, quality and service. The Committee believes this incentive payment was important to motivate key executives to focus on what they could do to improve our financial results and liquidity.

Equity Incentive Compensation

A portion of NEO compensation is in the form of time-vested equity awards and award opportunities based upon achievement of predetermined performance goals. The purpose of equity incentive grants is to motivate executives to achieve continuous improvement and long-term value creation by giving them a stake in the long-term enterprise value of our Company.

The Compensation Committee provided certain top executives with a time-vested restricted Common Stock grant on February 20, 2012. The Committee believes these awards should help motivate the executives to focus on long-term value creation, as each award vests over time and forfeits if an executive voluntarily leaves us.

Messrs. Welch and Pierson and Ms. Russell received initial grants of restricted Common Stock under their employment agreements, as described in Senior Executive Restricted Stock Awards. These were the only NEO grants during the period that were not performance-based.

We use consolidated Adjusted EBITDA (in dollars) as the primary performance measure for our equity and non-equity incentive programs.

Adjusted EBITDA is a key indicator of our performance and a key financial covenant under our credit facilities. The Compensation Committee believes meaningful improvements in Adjusted EBITDA are critical for both the short-term and long-term success of the Company and designs incentive performance goals around that measure.

Adjusted EBITDA is a non-GAAP measure. As defined in our credit facilities, Adjusted EBITDA reflects our earnings before interest, taxes, depreciation and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations.

Signing and Retention Bonus for Mr. Pierson

Prior to becoming our CFO, Mr. Pierson was an executive on the Alvarez & Marsal (A&M) team that consulted on our restructuring and had been working with us as a consultant since early 2009. He was highly knowledgeable about our financial structure and operations and was instrumental in our restructuring. Mr. Pierson had also developed business relationships with our lenders and other stakeholders. As a result, our Board felt that recruiting him to our leadership team was important to our turnaround strategy. As part of his compensation package, the Board agreed to pay Mr. Pierson a signing bonus of $640,000 upon execution of his employment agreement and to place an additional $560,000 in escrow as a retention bonus. Pursuant to the terms of the escrow arrangement, $268,000 of the retention bonus was released on December 31, 2012 and $209,000 will be released on December 31, 2013. The remaining portion of the retention bonus will be released on December 31, 2014, provided Mr. Pierson has not been terminated for cause or resigned without good reason (as such terms are defined in Potential Payments upon Termination or Change of Control—Welch, Pierson and Russell Agreements) prior to such payment date. If Mr. Pierson is terminated without cause, resigns for good reason, dies or becomes disabled, or in the event of our bankruptcy, he or his estate or personal representative will receive the remaining amounts held in escrow.

Benefit Plans

All NEOs are eligible to participate in our health and welfare plans, including those providing medical, dental, life insurance and accidental death and dismemberment benefits, generally on the same basis as our other nonunion employees. Our NEOs pay a higher premium for these benefits, as the employee portion of this cost increases with an employee’s salary. Pursuant to his employment agreement, we pay the premiums for Mr. Welch’s coverage under our health and welfare plans and a $500,000 term life insurance policy.

Our NEOs may participate in our defined contribution 401(k) plan, a tax-qualified retirement savings plan. The Code limits the contributions NEOs can make to the 401(k) plan. In 2009, in connection with union wage concessions, we suspended indefinitely Company-matching contributions under the 401(k) plan for our employees, including NEOs.

We sponsor two qualified defined benefit pension plans for employees of our Company and certain participating subsidiaries who commenced employment prior to January 1, 2004. We froze benefit accruals under these plans on July 1, 2008. Messrs. Welch and Rogers and Ms. Russell participate in the Yellow Pension Plan, and Mr. O’Connor participates in the Roadway Pension Plan, based upon their service prior to that date. See Pension Benefits for a discussion of these qualified pension plans.

Because the Code limits our NEOs’ benefit payments from qualified defined benefit plans and contributions to qualified defined contribution plans, we adopted nonqualified deferred compensation plans, including a supplemental pension plan, to restore benefits these limitations would otherwise take away. We may or may not fund any obligations under these plans in advance of an executive’s retirement. The executive is considered an unsecured general creditor with respect to our payment obligations under these plans. Benefit accruals were frozen in 2008, and as a result no NEOs have since received any accrued benefit under the supplemental pension plan.

Senior Executive Restricted Stock Awards

On February 20, 2012, Mr. Welch received a grant of 72,436 shares of restricted Common Stock pursuant to his employment agreement for 2011 performance. The award vested 100% on February 20, 2013. On February 26, 2013, an additional grant of 4,665 shares of restricted Common Stock, which shares were fully vested upon grant, was awarded to make up a shortfall in the February 20, 2012 award as required under Mr. Welch’s employment agreement. The performance goals for the award were $90 million in Adjusted EBITDA for the second half of 2011 and achievement of qualitative operating milestones (improved on-time delivery performance and safety record, regional carrier performance, and satisfactory employee morale). We achieved consolidated Adjusted EBITDA of $96 million in the second half of 2011 and the Compensation Committee was satisfied that we also achieved the qualitative operating milestones. Accordingly, the Committee granted the maximum equity award for which Mr. Welch was eligible for 2011 performance under his employment agreement.

In connection with their employment agreements, Messrs. Welch and Pierson and Ms. Russell received and are entitled to the following restricted Common Stock awards:

•

an initial award of 122,406 shares, 61,203 shares and 40,563 shares of restricted Common Stock, respectively, at the inception of their employment agreements. The number of shares awarded was equal to 0.6%, 0.3% and 0.2%, respectively, of our outstanding Common Stock on a fully-diluted basis on the grant date. The initial award for Mr. Welch vested 25% on January 1, 2013, with additional 25% vesting on each of July 22, 2013, July 22, 2014 and July 21, 2015. The initial award for Mr. Pierson vested 25% on January 1, 2013, with additional 25% vesting on each of November 3, 2013, November 3, 2014 and November 3, 2015. The initial award for Ms. Russell vested 25% on January 1, 2013, with additional 25% vesting on each of January 1, 2014, January 1, 2015 and December 31, 2015. On February 26, 2013, each of Messrs. Welch and Pierson and Ms. Russell received an additional award of 9,767 shares, 4,883 shares and 3,495 shares of restricted Common Stock, respectively, to make up a shortfall in each executive officer’s grant awarded at the inception of his or her employment agreement, each new award having the same vesting dates as those for the original award.

•

a restricted Common Stock award for 2011 performance (Mr. Welch only, as described above) and 2012 performance in an amount of shares up to 0.35%, 0.175% and 0.15%, respectively, of our outstanding Common Stock on a fully-diluted basis on each performance award grant date. Other than the 2011 award for Mr. Welch described above, each performance award vests 50% on the grant date and 50% on the first anniversary of the grant date.

Mr. Rogers was also granted a restricted Common Stock award of 70,000 shares for 2012 performance, equal to 0.175% of our outstanding Common Stock on a fully-diluted basis on the grant date, in recognition of his achievement of performance goals for YRC Freight.

The financial performance goal for the 2012 incentive equity awards for Messrs. Welch, Pierson and Rogers and Ms. Russell was $233.4 million in consolidated Adjusted EBITDA. We achieved consolidated Adjusted EBITDA of $241.2 million in 2012, resulting in full payout of the incentive equity awards for 2012. The shares awarded on February 26, 2013 for 2012 performance were 77,101 for Mr. Welch, 38,550 for Mr. Pierson, 33,043 for Ms. Russell and 38,550 for Mr. Rogers.

Amendments to Welch, Pierson and Russell Agreements

The mutual intent of these executives and the Board was that if each executive fully earned all of his or her annual performance awards, at the expiration of his or her employment agreement in 2015, he or she would have received, as an initial award and all performance awards, an aggregate number of shares of restricted Common Stock equal to 2.0%, 1.0% and 0.8%, respectively, of our outstanding Common Stock on a fully-diluted basis at the expiration date.

The rationale for structuring the awards in this manner was that the executives, who were selected and charged with responsibility to lead our turnaround, assumed significant risk in accepting their positions at a time when there was substantial doubt about our ability to continue as a going concern, and that any increase in our enterprise value over the employment period would be significantly attributable to their leadership. This would include any increase in our enterprise value to the point where we could potentially raise new capital, as the Committee felt the executives should be motivated to help create that opportunity. There is, thus, appreciable upside potential if the executives’ efforts are successful but also downside risk to the value of their incentive opportunities if they are not.

Upon careful examination, it was subsequently determined that the equity dilution provisions of the agreements were ambiguous and did not accurately and appropriately address all essential elements required to reflect the mutual intent of the executives and the Board regarding the impact of equity dilutive events on the awards.

The Welch, Pierson and Russell Agreements were amended with the Committee’s approval on October 30, 2012 to cure this ambiguity. As amended, the restricted Common Stock incentive awards have the following structure:

•

Each executive received an Initial Award equal to his or her Initial Award Percentage (0.6% for Welch, 0.3% for Pierson, and 0.2% for Russell) of our outstanding Common Stock on a fully-diluted basis on the grant date.

•

Each executive is eligible for a Performance Award, to be granted within 90 days after the end of each of 2012, 2013 and 2014, based upon the level of achievement of predetermined quantitative, or quantitative and qualitative, performance goals established each year by the Committee. (Mr. Welch also received a performance award for 2011 as described above.) The maximum Performance Award opportunity each year is a number of shares equal to a percentage of our then outstanding Common Stock (0.35% for Welch, 0.175% for Pierson, and 0.15% for Russell) on a fully-diluted basis on each Performance Award grant date.

•

If, at the expiration of each executive’s employment agreement (Equity Adjustment Date), the aggregate number of shares received as the Initial Award and each Performance Award (if fully earned) is less than 2.0% for Welch, 1.0% for Pierson or 0.8% for Russell of our then outstanding Common Stock on a fully-diluted basis on the Equity Adjustment Date, then each executive will receive an Equity Adjustment Award to make up the difference. Each Equity Adjustment Award will be fully vested on the grant date.

2013 Executive Incentive Program

During 2012, our Compensation Committee determined to revise our incentive programs for 2013 and with assistance provided by Cook & Co., adopted an executive incentive program to drive stretch consolidated and operating company performance by eligible key executive officers in 2013. The program established a framework for awarding incentives for achievement of the annual performance the Compensation Committee believes is desirable to drive continuous improvement in our operating results and profitability.

The program provides incentive opportunities for eligible key executives based upon attainment of increasing levels of consolidated, or consolidated and operating company as applicable, Adjusted EBITDA. The incentive opportunities for 2013 will commence once the participating organization achieves 75% of a Board-approved Adjusted EBITDA target for the year.

The program uses an incentive pool design as its funding approach. Adjusted EBITDA will be the financial measure that determines the size of the pool. Actual payouts will be determined based upon any additional measures the Committee believes should be emphasized. The 2013 target incentive pool is $8.1 million, to be funded if we achieve target Adjusted EBITDA in 2013. The incentive pool may exceed target proportionately as Adjusted EBITDA performance warrants, with a maximum incentive pool of $16.2 million for exceptional performance.

The Compensation Committee determined that performance targets should be calibrated to ensure enough stretch is built in to drive the level of improved performance the Committee considers desirable, while providing the Committee with the ability to make discretionary below-target payouts under certain circumstances if target performance is not achieved.

The incentive program was approved by the Compensation Committee on January 9, 2013. The Committee believes the threshold Adjusted EBITDA goal is achievable. The Committee believes target Adjusted EBITDA performance will be difficult but achievable with strenuous effort. The Committee believes the maximum potential payout will be very difficult in the current economic environment. If consolidated performance exceeds target, the potential payout for each operating company will be based upon the lesser of operating company performance or consolidated corporate performance.

For eligible executives, once the Adjusted EBITDA-based consolidated incentive pool is determined, each organization’s actual payout may be calculated based upon further attainment of the following goals:

•	unlevered free cash flow;

•	revenue; and

•	safety (hours between injuries).

The following table illustrates the individual incentive award percentages for 2013 at target and maximum performance levels for our NEOs.

Incumbent	Position	Incentive (% of Salary)
		Target	Max
Welch	CEO	243%	486%
Pierson	CFO	183%	367%
Russell	EVP General Counsel	129%	259%
Rogers	President YRC Freight	144%	289%
O’Connor	President Reddaway	91%	181%

Severance and Other Termination-of-Employment Benefits

Messrs. Welch and Pierson and Ms. Russell are entitled to severance benefits under their employment agreements if they are terminated without cause or resign for good reason, regardless of whether a change of control has occurred. The Compensation Committee believed providing these severance benefits was essential for their recruitment. See Potential Payments upon Termination or Change of Control—Welch, Pierson and Russell Agreements for the definitions of cause and good reason in their employment agreements.

Recipients of restricted Common Stock awards may be entitled to accelerated vesting of those awards upon a change of control, as described in Potential Payments upon Termination or Change of Control—Restricted Stock Award Agreements below.

Executive Separation Guidelines

The Compensation Committee determined in 2012 that our Executive Severance Policy was out of date with current governance standards and inconsistent with the terms of the Welch, Pierson and Russell Agreements. Accordingly, the Committee terminated the Executive Severance Policy in 2012 and adopted Executive Separation Guidelines (Guidelines) to assist the Committee in providing post-termination compensation to corporate and operating company executives. The Guidelines are intended to provide guidance only, are not binding on the Committee, and do not create any entitlements for executives.

The Guidelines provide that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Committee’s discretion, but generally a terminated executive will receive post-termination compensation in an amount equal to 100% of his or her annual base salary, payable in 12 monthly installments. The period during which the executive receives post-termination compensation (Inactive Employment Period) begins 60 days following termination. During this period, the terminated executive may elect to receive COBRA continuation coverage until the later of the end of the Inactive Employment Period or the expiration of statutory eligibility for such benefits. The terminated executive’s other benefits (pension, 401(k), disability, incentive compensation, etc.) cease on the termination date.

The post-termination compensation for Messrs. Welch and Pierson and Ms. Russell is determined under their employment agreements, which generally provide for post-termination compensation in an amount equal to 150% of their annual base salary, payable in 18 monthly installments.

Equity Ownership Guidelines

In 2004, the Compensation Committee established equity ownership guidelines for certain of our executive officers. These equity ownership guidelines were suspended in 2009 due to our financial uncertainty and low Common Stock price at the time and have not been reinstated. The Committee remains committed to the continued alignment of executive compensation and stakeholder interest and believes NEO equity incentive awards are appropriately structured to promote that goal.

Incentive Compensation Recovery Policy

In December 2007, the Committee adopted an executive compensation recovery policy that allows the Committee, in its sole discretion, to recover from executive officers any annual and long-term incentive compensation that is based upon financial statements that are required to be restated as a result of errors, omissions or fraud, regardless of whether an executive officer causes the restatement. The incentive compensation subject to recovery is that which exceeds the compensation that would otherwise have been granted based upon the restated financial results, but only to the extent of unvested or deferred equity awards. The Committee will consider the impact of taxes previously paid or withheld when determining whether, and to what extent, to recover incentive compensation.

Section 10D of the Exchange Act, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires public companies to recover, on a no-fault basis, incentive compensation amounts based upon financial results that are required to be restated due to material noncompliance with financial reporting requirements, and directs the SEC to adopt rules providing for such recoveries. The SEC has yet to adopt its 10D rules. The Welch, Pierson and Russell employment agreements provide that equity incentive awards shall be subject to clawback under Section 10D upon adoption of the SEC’s 10D rules. The Committee intends to update its clawback policy accordingly when the new rules are adopted.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code places a $1 million limit on the amount of compensation we may deduct for federal income tax purposes in any year with respect to certain executive officers. Certain performance-based compensation and certain other stockholder-approved compensation are not subject to the deduction limit. We have qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to incentive compensation under our 2011 Plan. We may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes.

Excess Compensation Limit

In 2011, we made an election under the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (Pension Relief Act) to extend our amortization period for certain pension losses for the 2009 and 2010 plan years. Employers that elect to extend the amortization period are subject to a $1 million annual limitation on total compensation paid to an executive during a three-year period. We were subject to the Pension Relief Act compensation limit for the period 2010–2012. To avoid any accelerated pension contributions or additional pension expense under our single employer pension plans, our Board negotiated provisions in the Welch, Pierson and Russell Agreements that limited each executive’s total compensation to $1 million in any calendar year commencing prior to January 1, 2013, if such compensation would have resulted in any accelerated pension contribution or additional pension expense under our single employer pension plans.

Restrictions on Pledging Common Stock Awards and Abusive Trading Practices

Our Securities Trading and Disclosure Policy prohibits our directors and officers from placing their Common Stock in a margin account with a broker or pledging their Common Stock as collateral to secure a debt. The policy also prohibits abusive trading practices involving our Common Stock, such as short-sales or hedging against market risk. Based upon information submitted by our directors and executive officers, we do not believe any material amount of Common Stock held by them has been placed in a margin account or pledged as security for a loan.

Compensation Committee Report

In 2012, our Compensation Committee was composed entirely of independent directors, as defined by NASDAQ Listing Rule 5605(d)(2)(A), our Director Independence Standards, and Exchange Act Rule 10C-1(b)(1). The Compensation Committee consists of Messrs. Kneeland (Chairman), Doheny and Hoffman.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based upon such review and discussion, the Committee recommended to our Board that Compensation Discussion and Analysis be included in this proxy statement.

Michael J. Kneeland, Chair

Matthew A. Doheny

James E. Hoffman

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, we believe our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us.

Executive Compensation

The tables below provide information on our NEO compensation in 2012 and 2011. None of our current NEOs were NEOs in 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)

James L. Welch	2012	701,500	0		479,568	0	250,000	98,000	25,688	1,554,756
Chief Executive Officer	2011	305,128	0		2,547,252	0	0	551,000	81,005	3,484,385

Jamie G. Pierson	2012	601,500	268,000	(5)	239,781	0	250,000	0	80,672	1,439,953
Executive Vice President & Chief Financial Officer	2011	95,769	640,000	(6)	812,546	0	0	0	8,526	1,556,841

Michelle A. Russell Executive Vice President, General Counsel & Secretary	2012	378,279	0		727,408	0	100,000	41,000	147,087	1,393,744

Jeffrey A. Rogers	2012	483,333	0		1,102,881	0	175,000	37,000	0	1,798,214
President YRC Freight	2011	351,923	0		0	0	0	20,000	123,316	495,239

Thomas J. O’Connor III President Reddaway	2012	281,056	0		246,600	0	75,000	168,000	0	770,656

(1)	See Compensation Discussion and Analysis—Determining Executive Compensation for a discussion of how base salaries were determined for 2012. On March 1, 2012, we terminated all automobile allowances and added 50% of the unused cost of such allowances to the base salaries of all executive officers who were previously entitled to them, other than Messrs. Welch and Pierson and Ms. Russell. On November 16, 2012, we terminated the automobile allowances for Messrs. Welch and Pierson and Ms. Russell and added 100% of the unused cost of such allowances to their base salaries.
(2)	Amounts for 2011 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of time-vested restricted Common Stock granted to Messrs. Welch and Pierson on the grant date under their employment agreements. See Executive Employment Agreements—Welch Employment Agreement, —Pierson Employment Agreement and —Russell Employment Agreement below. No assumptions were necessary to determine the grant date fair value. The amount for Mr. Welch includes a grant of 9,767 restricted shares made on February 26, 2013 with a closing price of $6.22 to make up a shortfall in shares that should have been included in his December 2, 2011 initial grant of 122,406 restricted shares with a closing price of $12.78. The amount for Mr. Welch also includes a grant of 4,665 restricted shares made on February 26, 2013 with a closing price of $6.22 to make up a shortfall in shares that should have been included in his February 20, 2012 performance grant of 72,436 restricted shares with a closing price of $12.33, for 2011 performance. The amount for Mr. Pierson includes a grant of 4,883 restricted shares made on February 26, 2013 with a closing price of $6.22 to make up a shortfall in shares that should have been included in his December 2, 2011 initial grant of 61,203 restricted shares with a closing price of $12.78.

Amounts	for 2012 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of time-vested restricted Common Stock granted to Messrs. Rogers and O’Connor and Ms. Russell on February 20, 2012, time-vested restricted Common Stock granted to Messrs. Welch, Pierson, and Rogers and Ms. Russell on February 26, 2013 for 2012 performance, and the make-up grants for Messrs. Welch and Pierson and Ms. Russell. No assumptions were necessary to determine the grant date fair value. The number of shares of restricted Common Stock awarded to each of the executives, the grant date, and the closing price of our Common Stock on the grant date, related to 2012 compensation are as follows:

February 20, 2012

Name	Shares	Grant Date	Closing Price ($)
Michelle A. Russell	40,563	2/20/2012	12.33
Jeffrey A. Rogers	70,000	2/20/2012	12.33
Thomas J. O’Connor III	20,000	2/20/2012	12.33

February 26, 2013

Name	Shares		Grant Date	Closing Price ($)
James L. Welch	77,101		2/26/2013	6.22
Jamie G. Pierson	38,550		2/26/2013	6.22
Michelle A. Russell	36,538	(a)	2/26/2013	6.22
Jeffrey A. Rogers	38,550		2/26/2013	6.22

(a)	This amount includes a grant of 3,495 restricted shares which was made to make up a shortfall in shares that should have been included in Ms. Russell’s February 20, 2012 initial grant.
(3)	Only Messrs. Welch, Rogers and O’Connor and Ms. Russell are eligible to participate in our pension plans. The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefits under our qualified and non-qualified defined benefit pension plans. The increase in benefits in 2011 was due to a decrease in the interest rate used to calculate the present value of the benefit. The monthly benefit payable at retirement did not increase. The accumulated benefits for Messrs. Welch, Rogers and O’Connor and Ms. Russell under our pension plans are due to their years of prior service with us. Benefit accruals under our pension plans were frozen on July 1, 2008.
(4)	All other compensation for 2012 includes the following:

Name	Perquisite Payments ($)		Relocation Reimbursement ($)		Total ($)
James L. Welch	24,300	(a)	1,388	(b)	25,688
Jamie G. Pierson	11,662	(c)	69,010	(d)	80,672
Michelle A. Russell	9,927	(e)	137,160	(f)	147,087

(a)	Represents $13,800 paid pursuant to Mr. Welch’s employment agreement for the cost of his health and welfare benefits and a $500,000 term life insurance policy, and $10,500 of his automobile allowance paid before that benefit was discontinued.
(b)	Represents relocation assistance provided to Mr. Welch under his employment agreement in connection with his relocation to the Kansas City metropolitan area.
(c)	Represents $1,162 paid for the cost of Mr. Pierson’s health and welfare benefits, and $10,500 of his automobile allowance paid before that benefit was discontinued.
(d)	Represents amounts reimbursed to Mr. Pierson for temporary living expenses while in Overland Park, Kansas and reasonable costs incurred in his weekly travel from his home in Dallas, Texas to Overland Park in an amount up to $6,000 per month. The total amount paid for Mr. Pierson’s 2012 temporary living expenses and travel costs was $69,010.
(e)	Represents $789 paid for the cost of Ms. Russell’s health and welfare benefits, and $9,138 of her automobile allowance paid before that benefit was discontinued.
(f)	Represents a $100,000 relocation benefit plus relocation assistance in the form of realtor fees and moving expenses to the Kansas City metropolitan area pursuant to Ms. Russell’s employment agreement.
(5)	Represents the retention bonus payable to Mr. Pierson under his employment agreement, a portion of which is held in escrow, plus a $250,000 performance bonus for 2012.
(6)	Represents a signing bonus paid to Mr. Pierson under his employment agreement.

Executive Employment Agreements

Welch Employment Agreement

On July 22, 2011, we entered into an employment agreement with Mr. Welch (Welch Agreement), which was amended on October 30, 2012. The Welch Agreement, as amended, contains the following key terms and conditions:

•	a four-year employment term, commencing on July 22, 2011 and ending on July 22, 2015;

•

an annualized base salary of $712,000 per year (which was increased from $700,000 effective November 16, 2012 upon our termination of all automobile allowances), which may be increased, but not decreased, by the Board in its discretion;

•

an initial grant of 122,406 shares of restricted Common Stock was made on December 2, 2011, which equaled 0.6% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013 and an additional 25% of which will vest on each of July 22, 2013, July 22, 2014 and July 21, 2015. An additional 9,767 shares of restricted stock were granted on February 26, 2013 with the same vesting dates as the December 2, 2011 grant to make up a shortfall in the initial grant;

•

annual performance-based equity awards of up to 0.35% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four fiscal years occurring during the term of the Welch Agreement, conditioned upon full achievement of performance goals to be determined by the Compensation Committee each year. On February 20, 2012, Mr. Welch received a grant of 72,436 shares of restricted Common Stock, representing the maximum award for which he was eligible for 2011 performance, as described in Compensation Discussion and Analysis— Senior Executive Restricted Stock Awards. An additional 4,665 shares of restricted stock were granted on February 26, 2013 with the same vesting dates as the February 20, 2012 grant to make up a shortfall in the grant for 2011 performance. The first annual performance-based equity award vested 100% on February 20, 2013, and future awards will vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Mr. Welch continues to be employed by us on those dates. On February 26, 2013, Mr. Welch received a grant of 77,101 shares of restricted Common Stock, representing the maximum award for which he was eligible for 2012 performance;

•

a cash bonus payable in 2013 in an amount not to exceed $250,000 if certain performance criteria determined by the Compensation Committee were satisfied during 2012, the full amount of which Mr. Welch received in 2013 based upon full achievement of the $233.4 million Adjusted EBITDA target for 2012; and

•

participation in our benefit and insurance programs available to senior executives, payment of medical and dental plan premiums, a term life insurance policy, four weeks of vacation per year, and reimbursement of reasonable business expenses.

See Potential Payments Upon Termination or Change of Control—Welch, Pierson and Russell Agreements for amounts payable to Mr. Welch following termination of employment.

Pierson Employment Agreement

On November 3, 2011, we entered into an employment agreement with Mr. Pierson (Pierson Agreement), which was amended October 30, 2012. The Pierson Agreement, as amended, contains the following key terms and conditions:

•	an employment term commencing on November 3, 2011 and ending on December 31, 2015;

•

an annualized base salary of $612,000 per year (which was increased from $600,000 effective November 16, 2012 upon our termination of all automobile allowances), which may be increased, but not decreased, by the Board in its discretion;

•

an initial grant of 61,203 shares of restricted Common Stock was made on December 2, 2011, which equaled 0.3% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013 and an additional 25% of which will vest on each of November 3, 2013, November 3, 2014 and November 3, 2015, provided Mr. Pierson continues to be employed by us on those dates. An additional 4,883 shares of restricted stock were granted on February 26, 2013 with the same vesting dates as the December 2, 2011 grant to make up a shortfall in the initial grant;

•

annual performance-based equity awards of up to 0.175% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four full fiscal years occurring during the term of the Pierson Agreement, conditioned upon full achievement of performance goals to be determined by the Compensation Committee each year. These annual performance-based equity awards will vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Mr. Pierson continues to be employed by us on those dates. On February 26, 2013, Mr. Pierson received a grant of 38,550 shares of restricted Common Stock, representing the maximum award for which he was eligible for 2012 performance;

•

a cash bonus payable in 2013 in an amount not to exceed $250,000 if certain performance criteria determined by the Compensation Committee were satisfied during 2012, the full amount of which Mr. Pierson received in 2013, based upon full achievement of the $233.4 million Adjusted EBITDA target for 2012;

•	a signing bonus and retention bonus as described in Description of Compensation Components—Signing and Retention Bonus for Mr. Pierson

•	participation in our benefit and insurance programs available to senior executives, four weeks of vacation per year, and reimbursement of reasonable business expenses; and

•	relocation assistance per our relocation program and temporary housing and travel expenses of up to $6,000 per month, plus a gross up for tax purposes.

See Potential Payments Upon Termination of Change of Control—Welch, Pierson and Russell Agreements for amounts payable to Mr. Pierson following termination of employment.

Russell Employment Agreement

On January 9, 2012, we entered into an employment agreement with Ms. Russell (Russell Agreement), which was amended on October 30, 2012. The Russell Agreement, as amended, contains the following key terms and conditions:

•	an employment term commencing on February 13, 2012 and ending December 31, 2015;

•

an annualized base salary of $437,000 per year (which was increased from $425,000 effective November 16, 2012 upon our termination of all automobile allowances), which may be increased, but not decreased, by the Board in its discretion;

•

an initial grant of 40,563 shares of restricted Common Stock was made on February 20, 2012, which equaled 0.2% of our outstanding Common Stock on a fully-diluted basis on the grant date, 25% of which vested on January 1, 2013, and an additional 25% of which will vest on January 1, 2014, January 1, 2015, and December 31, 2015, respectively, provided Ms. Russell continues to be employed by us on those dates. An additional 3,495 shares of restricted stock were granted on February 26, 2013 with the same vesting dates as the February 20, 2012 grant to make up a shortfall in the initial grant;

•

annual performance-based equity awards of up to 0.15% of our outstanding Common Stock on a fully-diluted basis on each grant date within 90 days after the end of each of the first four full fiscal years occurring during the term of the Russell Agreement, conditioned upon full achievement of performance goals to be determined by the Compensation Committee each year. These annual performance-based equity awards will vest 50% on the grant date and 50% on the first anniversary of the grant date, provided Ms. Russell continues to be employed by us on those dates. On February 26, 2013, Ms. Russell received a grant of 33,043 shares of restricted Common Stock, representing the maximum award for which she was eligible for 2012 performance;

•

a cash bonus payable in 2013 in an amount not to exceed $100,000 if certain performance criteria determined by the Compensation Committee were satisfied during 2012, the full amount of which Ms. Russell received in 2013, based upon full achievement of the $233.4 million Adjusted EBITDA target for 2012;

•	a relocation bonus of $100,000 payable on February 13, 2012;

•	participation in our benefit and insurance programs available to senior executives, four weeks of vacation per year, and reimbursement of reasonable business expenses; and

•	relocation assistance per our relocation program for reasonable realtor fees and moving expenses from Wichita, Kansas to the Kansas City metropolitan area in 2012.

The Welch, Pierson and Russell Agreements provide that their taxable compensation may not exceed $1.0 million in any year commencing prior to January 1, 2013 so as to avoid any accelerated pension contributions or additional pension expense payable by us for those years under our single employer pension plans. See Compensation Discussion and Analysis—Excess Compensation Limit.

Messrs. Welch and Pierson and Ms. Russell are participants in the 2013 executive incentive program and as such are eligible for incentive awards under the program for 2013.

See Potential Payments Upon Termination or Change of Control—Welch, Pierson and Russell Agreements for amounts payable to Messrs. Welch and Pierson and Ms. Russell following termination of employment.

See Compensation Discussion and Analysis—Amendments to Welch, Pierson and Russell Agreements for information about amendments to the equity dilution provisions of those agreements.

Grants of Plan-Based Awards

The table below describes the grants of plan-based awards to our NEOs during the year ended December 31, 2012.

	Date of Compensation Committee/ Board Action	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Equity Award ($) (2)
Name
James L. Welch
Performance-Based Equity Opportunity (3)	2/20/12	72,436	893,136

Michelle A. Russell
Time-Vested Equity Award (4)	2/20/12	40,563	500,142

Jeffrey A. Rogers
Time-Vested Equity Award (4)	2/20/12	70,000	863,100

Thomas J. O’Connor III
Time-Vested Equity Award (4)	2/20/12	20,000	246,600

(1)	Represents restricted Common Stock granted under the 2011 Plan to Messrs. Welch and Pierson and Ms. Russell pursuant to their employment agreements, and restricted Common Stock granted under the 2011 Plan to Messrs. Rogers and O’Connor for 2012. See Compensation Discussion and Analysis—Description of Compensation Components—Equity Incentive Compensation and —Senior Executive Restricted Stock Awards, Executive Employment Agreements—Welch Employment Agreement, —Pierson Employment Agreement and —Russell Employment Agreement, and Compensation Discussion and Analysis—Amendments to Welch, Pierson and Russell Agreements.
(2)	Amounts represent the aggregate grant date fair value of the restricted Common Stock awards computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table.
(3)	On February 20, 2012, the Board awarded a performance grant to Mr. Welch of 72,436 shares of restricted Common Stock, representing 0.35% of our outstanding Common Stock on a fully-diluted basis on the grant date, which was the maximum award for which he was eligible pursuant the Welch Agreement for 2011 performance. See Compensation Discussion and Analysis—Senior Executive Restricted Stock Awards. The grant date fair value computed in accordance with FASB ASC Topic 718 was $893,136. No assumptions were necessary to determine the grant date fair value.
(4)	Ms. Russell received an initial grant of 40,563 shares of restricted Common Stock, representing 0.2% of our outstanding Common Stock on a fully-diluted basis as of February 20, 2012. Messrs. Rogers and O’Connor also received equity compensation awards of 70,000 and 20,000 shares of restricted Common Stock, respectively, on February 20, 2012. The grant date fair values of these awards, computed in accordance with FASB Topic 718, were $500,142 for Ms. Russell, $863,100 for Mr. Rogers and $246,600 for Mr. O’Connor. No assumptions were necessary to determine the grant date fair values. See Compensation Discussion and Analysis—Senior Executive Restricted Stock Awards.

Outstanding Equity Awards at Fiscal Year End

The following table describes the outstanding stock awards for each NEO who had outstanding awards as of December 31, 2012.

		Option Awards			Stock Awards
Name	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	No. of shares or units of stock that have not vested (#)	Market value of shares or units that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares or other rights that have not yet vested (#)	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not yet vested ($) (1)
James L. Welch (2)	—	—	—	—	194,842	1,315,184	—	—
Jamie G. Pierson (2)	—	—	—	—	61,203	413,120	—	—
Michelle A. Russell (2)	—	—	—	—	40,563	273,800	—	—
Jeffrey A. Rogers	—	—	—	—	70,000	472,500	—	—
Thomas J. O’Connor III	—	—	—	—	20,000	135,000	—	—

(1)	The market value of unvested stock awards was calculated based on the per share closing price of our Common Stock of $6.75 on December 31, 2012 (the last business day of 2012).
(2)	Represents unvested restricted Common Stock granted under the 2011 Plan pursuant to the Welch, Pierson and Russell Agreements. The vesting schedules for these awards are described in Executive Employment Agreements—Welch Employment Agreement, —Pierson Employment Agreement and —Russell Employment Agreement.

Pension Benefits

The following table provides information regarding pension benefits for our NEOs eligible for pension benefits for the year ended December 31, 2012.

Name	Plan Name	No. of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
James L. Welch (3)	Yellow Pension	28	1,185,000	0

Michelle A. Russell (3)	Yellow Pension	12	167,000	0

Jeffrey A. Rogers (3)	Yellow Pension	8	161,000	0

Thomas J. O’Connor III (4)	Roadway Pension	23	703,000	0

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.
(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:

(a)	a FASB ASC Topic 715 discount rate of 4.28%;
(b)	an expected retirement age of 65, which is the normal retirement age in the Yellow Pension Plan, except that an expected retirement age of 58 for Mr. Welch and Ms. Russell and 61 for Mr. Rogers was used because that is the earliest age at which he or she may retire under the applicable plan without benefit reduction;
(c)	the RP-2000, projected to 2012, was used as the post-retirement mortality table and no table was used for pre-retirement mortality; and
(d)	a discount percentage of 4.28% was used to calculate the lump sum distribution.

(3)	The accumulated benefits for Messrs. Welch and Rogers and Ms. Russell under the Yellow Pension Plan are due to their years of service with us prior to July 1, 2008. Includes $14,000 in accumulated benefits for Mr. Rogers under the Transfer SRP.
(4)	The accumulated benefits for Mr. O’Connor under the Roadway Pension Plan are due to his years of service with Roadway prior to July 1, 2008. Includes $462,000 in accumulated benefits under the Roadway Pension Plan, $173,000 under the Yellow SEPP and $68,400 under the Transfer SRP.

Yellow Pension Plan

The Yellow Pension Plan, a noncontributory defined benefit plan, was frozen to new employees after December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Plan benefits are calculated based solely on salaries and cash annual incentive compensation earned before July 1, 2008. Participants are vested after five years of service.

Messrs. Welch and Rogers and Ms. Russell will be entitled to an annual pension benefit (single life annuity) at age 65 of $80,395, $16,450 and $19,914, respectively. If a participant is age 55 to 65 and has 10 or more years of credited service, he or she is eligible for early retirement, subject to reduction of his or her accrued benefit. For example, the accrued benefit is reduced to 40% of the full age 65 benefit at age 55, 60% at age 60 and 90% at age 64. Mr. Welch, who is 58, is the only current NEO eligible for early retirement under the plan.

Roadway Pension Plan

The Roadway LLC Pension Plan is a legacy defined benefit pension plan in which certain employees of Roadway were participants prior to the 2003 acquisition of Roadway by Yellow. Mr. O’Connor is the only NEO with accrued benefits under the plan, based upon his years of service with Roadway and compensation prior to July 1, 2008. The plan was frozen to new participants on December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008.

Mr. O’Connor is entitled to an annual pension benefit (single life annuity) at age 65 of $62,479. If a participant is age 55 to 65 and has 10 or more years of vesting service, he or she is eligible for early retirement subject to a reduction in his or her benefit. For example, the accrued benefit is reduced to 55% of the age 65 benefit if paid at age 55, 85% at age 60 and 97% at age 64. Alternatively, if a participant is at least age 50 and his or her age plus vesting service equals or exceeds 75 (rule of 75), he or she is eligible for early retirement subject to reduction in his or her benefit. For example, the accrued benefit is reduced to 80% of the age 65 benefit if age plus vesting service equals or exceeds 75 but is less than 80, and the accrued benefit is reduced to 90% if age plus vesting service equals or exceeds 85 but is less than 90.

Supplemental Retirement Plans

The Code limits covered compensation under the Yellow Pension Plan to $250,000 in 2012 and imposes maximum annual benefit limitations, which may cause a reduction in the benefits payable under the pension plan. In the future, regulations issued under the Code may adjust these limitations. We have adopted supplemental retirement plans to provide for the payment of benefits to certain plan participants who would lose benefits as a result of present or future Code provisions limiting the benefits payable or the compensation taken into account in computing these benefits.

Transferred Executives’ Supplemental Retirement Plan (Transfer SRP)

Certain executives transferred from our subsidiaries that provided retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provided retirement benefits solely through qualified defined contribution plans. For these transferred executives, we adopted the Transfer SRP, which was intended to restore benefits the transferred executives would not receive under the qualified defined benefit plans as a result of their transfers. Benefit vesting under the Transfer SRP is determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transfer SRP are paid in a lump sum to the executives following their death, retirement, termination of employment, or in accordance with an executive’s specified date election. Mr. Rogers initially became eligible under the Transfer SRP when he transferred to a subsidiary of ours in 2007, and accrued benefits in 2008 when he transferred to another subsidiary. Benefit accruals under the Transfer SRP were frozen effective July 1, 2008.

Potential Payments upon Termination or Change of Control

The following narrative and table, together with other information in this proxy statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which our NEOs would be entitled upon termination of employment or a change of control.

The amounts discussed in the narrative and shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under the terms of our pension plans, described under Pension Benefits above.

The following narrative and table describe the potential payments and benefits under plans and arrangements as of December 31, 2012. Guided by the Executive Separation Guidelines, the Compensation Committee intends to review any executive severance agreements and make appropriate modifications to better align the severance benefits of other executives with those to which Messrs. Welch and Pierson and Ms. Russell are entitled under their employment agreements.

Welch, Pierson and Russell Agreements

For purposes of the Welch, Pierson and Russell Agreements, cause means:

•	commission of, or guilty plea or plea of no contest to, a felony or misdemeanor involving moral turpitude;

•	conduct that constitutes fraud or embezzlement or any acts of dishonesty in relation to his or her duties with us;

•	negligence, bad faith or misconduct which causes material reputational or material economic harm to us;

•	continued refusal to substantially perform his or her essential duties under his or her employment agreement, which is not remedied after written notice; or

•	breach of the obligations under his or her employment agreement or Company policies which is not remedied after written notice.

For purposes of the Welch, Pierson and Russell Agreements, good reason to resign exists if, within 30 days after he or she knows (or has reason to know) of the occurrence of any of the following events, he or she provides written notice requesting that the Board cure the event, and the Board fails to cure the event (if curable) within 30 days following receipt of the notice:

•	material reduction in base salary;

•

material diminution in duties or responsibilities or the assignment of duties or responsibilities that materially impair his or her ability to perform the duties or responsibilities then assigned to him or her or normally assigned to the CEO, CFO or General Counsel, as applicable, in an enterprise of comparable size and structure; or

•	material breach of our obligations under the employment agreement.

If we terminate an executive’s employment for cause, if an executive resigns without good reason, or upon an executive’s death or disability or expiration of the term of his or her employment agreement, he or she is entitled to the following compensation:

•	within 10 business days following such termination, any unpaid base salary earned through the date of termination;

•	within 30 days following such termination, reimbursement for reasonable expenses incurred but not paid prior to such termination; and

•	any other or additional benefits (if any), in accordance with the then-applicable terms of any plan, program, agreement or other arrangement in which he or she participates.

If we terminate the employment of Mr. Welch, Mr. Pierson or Ms. Russell without cause or if he or she resigns for good reason, he or she is entitled to a severance amount equal to 150% of his or her annual rate of base salary immediately prior to the termination, payable in 18 monthly installments.

Under their respective employment agreements, Messrs. Welch and Pierson and Ms. Russell agreed not to divulge any confidential information or engage in any competitive business (as such terms are defined in their employment agreements) for 18 months following termination, solicit certain of our employees for 24 months following termination, or solicit any customer or cause any customer to terminate any business relationship with us for 18 months following termination. We may cease making severance payments to an executive if he or she breaches any of these restrictive covenants.

The Pierson Agreement provides for a retention bonus to be withdrawn from escrow under the conditions described in Compensation Discussion and Analysis—Description of Compensation Components—Signing and Retention Bonus for Mr. Pierson.

Executive Separation Guidelines

The Compensation Committee may provide severance and change of control compensation under the Guidelines. See Compensation Discussion and Analysis—Severance and other Termination-of-Employment Benefits and —Executive Separation Guidelines.

Restricted Stock Award Agreements

Our NEOs are parties to restricted stock award agreements. These agreements provide that if the NEO’s employment terminates prior to vesting due to death, disability or retirement at or after age 65, all of the unvested equity will immediately vest.

If the executive’s employment is terminated for any reason other than death, disability or retirement, all unvested stock awards will be forfeited unless otherwise determined by the Committee in its sole discretion. Upon a change of control, all unvested restricted Common Stock will immediately vest. Change of control is defined in the restricted stock agreements as:

•

a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, purchases or otherwise acquires our shares after the date of grant that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the our stock;

•

a third person, including a group as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) our shares after the date of grant and as a result thereof becomes the beneficial owner of our shares having 35 percent or more of the total voting power of the our stock; or

•

as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board of Directors before the date of such appointment or election.

Potential Payments upon Certain Triggering Events

The following table estimates of the value of payments and benefits that would become payable or accrue to our NEOs as of December 31, 2012 under the scenarios described below, in each case based on the assumptions described in the footnotes to the table.

No information is provided for Messrs. Rogers and O’Connor because they are not entitled to any special or accelerated benefits under any executive severance agreement, executive severance policy, or other arrangement providing for benefits following termination or change of control.

		Type of Payment (1)
Name	Type of Termination (2)	Cash Severance ($)	Equity Awards ($) (3)	Other Payments ($)		Gross-Up and Excise Tax Payments ($)	Total Payments ($)
James L. Welch	Termination without Cause or for Good Reason	1,068,000	1,315,184	28,444	(4)	—	2,411,628

	Termination upon Death or Disability	—	1,315,184	—		—	1,315,184

	Change of Control with No Termination, Death or Disability	—	1,315,184	—		—	1,315,184

Jamie G. Pierson	Termination without Cause or for Good Reason	918,000	413,120	320,444	(5)	—	1,651,564

	Termination upon Death or Disability	—	413,120	292,000	(6)	—	705,120

	Change of Control with No Termination, Death or Disability	—	413,120	—		—	413,120

Michelle A. Russell	Termination without Cause or for Good Reason	655,500	273,800	28,444	(4)	—	957,744

	Termination upon Death or Disability	—	273,800	__		—	273,800

	Change of Control with No Termination, Death or Disability	—	273,800	—		—	273,800

(1)	Excludes payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under our pension plans, as described under Pension Benefits.
(2)	If a NEO is terminated for any reason other than death, disability or retirement and if he or she is not entitled to any benefits under an employment agreement, executive severance agreement or the Guidelines, absent special determination from us with respect to equity awards, he or she will not be entitled to any special or accelerated benefits, but will be entitled to receive various payouts and benefits that vested prior to the termination date.
(3)	The information in this column reflects the value of restricted Common Stock that will vest upon the triggering event. The information excludes awards that were vested on December 31, 2012. Pursuant to our equity award agreements and applicable plans, all unvested restricted Common Stock will vest upon a change of control, death or disability. The payment was calculated based upon the $6.75 closing price of our Common Stock on December 31, 2012.
(4)	In accordance with our standard policy, this amount represents the value of COBRA continuation benefits for up to 18 months.
(5)	Represents the $292,000 balance of the retention bonus currently held in escrow and the $28,444 value of COBRA continuation benefits for up to 18 months.
(6)	Represents the $292,000 balance of the retention bonus currently held in escrow.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012, on our compensation plans under which equity securities are authorized for issuance. All share amounts have been adjusted to reflect our 1-for-300 reverse stock split on December 1, 2011.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by securityholders	771,741	(1)	$3,680	(2)	1,244,478	(3)
Equity compensation plans not approved by securityholders	0		0		0
Total	771,741		$3,680		1,244,478

(1)	Includes 33,103 shares issuable upon the exercise of stock options and 738,638 shares issuable upon vesting of restricted Common Stock and RSUs.
(2)	Does not take into account shares issuable upon vesting of RSUs, which have no exercise price.
(3)	Represents 1,244,478 shares available for issuance under our 2011 Plan.

Audit & Ethics Committee Report

The Audit & Ethics Committee assists our Board of Directors in, among other things, fulfilling its oversight responsibility for our accounting and financial reporting, the effectiveness of our internal controls, and the quality and integrity of our financial statements.

The Audit & Ethics Committee has reviewed and discussed with management our audited financial statements and internal controls as of and for the year ended December 31, 2012.

The Audit & Ethics Committee has discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as adopted by PCAOB Rule 3200T.

The Audit & Ethics Committee has received the written disclosures and letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit & Ethics Committee about its independence, and has discussed with KPMG its independence from the Company.

Based on the reviews and discussions referred to above, the Audit & Ethics Committee has recommended to the Board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2012.

By the Audit & Ethics Committee

Raymond J. Bromark, Chairman

Douglas A. Carty

Robert L. Friedman

Audit and Audit-Related Fees. The following fees were paid to KPMG during 2012 and 2011:

	KPMG 2012	KPMG 2011
Audit fees (1)	$2,708,468	$2,706,369
Audit related fees (2)	65,000	199,133
Tax fees	0	0
All other fees	0	0
Total	$2,773,468	$2,905,502

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist of consultations regarding accounting matters and employee benefit plan audits.

Pursuant to the Audit & Ethics Committee Charter, the Audit & Ethics Committee pre-approves all audit and non-audit services provided by our independent auditor. The Chairman of the Audit & Ethics Committee may pre-approve the provision of audit and non-audit services up to $100,000, provided that any approval by the Chairman must be reported to the full Committee at its next meeting. This delegation of authority was established to handle approval of audit and non-audit services prior to engagement of the independent auditor before the next scheduled Audit & Ethics Committee meeting. The Audit & Ethics Committee pre-approved all audit and audit-related services and fees for 2012. None of the services provided by our independent auditor were approved by the Audit & Ethics Committee pursuant to the exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

The Audit & Ethics Committee determined that the level of KPMG’s fees for providing audit-related services is compatible with maintaining KPMG’s independence.

Certain Relationships and Related Transactions

On February 20, 2013, we entered into an Advisory Agreement with MAEVA Group, LLC (MAEVA), a company owned and controlled by Harry J. Wilson and of which Mr. Wilson is Chairman and CEO. Mr. Wilson is a Series A Director of the Company appointed by the IBT and is not an independent director of the Company. The Advisory Agreement calls for MAEVA to provide advisory, analytical, consulting and other services to us in connection with one or more potential transactions and/or other strategic initiatives we may elect to pursue from time to time. As compensation for its services, MAEVA is entitled to receive $250,000 per month for at least four months plus potential completion fees not to exceed $5.5 million in the aggregate. Under the Advisory Agreement, we have agreed to reimburse MAEVA for reasonable expenses incurred in connection with its engagement, including reasonable legal fees and expenses, and to indemnify MAEVA and related persons against liabilities arising from its engagement, subject to the limitations specified therein. The Advisory Agreement will expire on December 31, 2013 unless extended by mutual agreement or unless terminated by us in our sole discretion upon 30 days’ written notice to MAEVA.

PROPOSAL 2

ADVISORY PROPOSAL ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking Voting Securityholders to approve, on a non-binding basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement. As selected by our Voting Securityholders at the 2010 Annual Meeting and approved by our Board, advisory votes on executive compensation are held annually. The next scheduled advisory vote on executive compensation is at the 2014 Annual Meeting, and the next scheduled advisory vote on the frequency of future say-on-pay votes is at the 2016 Annual Meeting.

Executive compensation is an important issue for our Voting Securityholders. As described in Compensation Discussion and Analysis, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Committee has adopted an executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, and stakeholders’ interests.

We urge you to read Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative appearing on pages 31 through 53, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or Compensation Committee. Because we highly value the opinions of our Voting Securityholders, however, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Required Vote

Proposal 2 requires approval of a majority of the votes cast by Voting Securityholders present in person or represented by proxy voting together as a single class, meaning that the votes cast by our Voting Securityholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Ethics Committee has appointed KPMG as our independent registered public accounting firm for 2013. KPMG has confirmed to the Audit & Ethics Committee that they are independent accountants with respect to the Company.

Our Board submits the Audit & Ethics Committee’s appointment of our independent auditor for ratification by Voting Securityholders at each annual meeting. Representatives of KPMG will be present at this Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although stockholder ratification is not required, if Voting Securityholders do not ratify the appointment of KPMG as our independent registered public accounting firm for 2013, the Audit & Ethics Committee will reconsider the appointment.

Required Vote

Proposal 3 requires approval of a majority of the votes cast by Voting Securityholders present in person or represented by proxy voting together as a single class, meaning that the votes cast by Voting Securityholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Other Matters

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

10990 ROE AVENUE OVERLAND PARK, KS 66211

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 29, 2013 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54371-P34896                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — -

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

YRC WORLDWIDE INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of YRC Worldwide Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2 and 3. All matters are proposed by the Company.				All	All	Except

				☐	☐	☐

1.	Election of Directors
Nominees:
	01)	Raymond J. Bromark	05) Michael J. Kneeland
	02)	Matthew A. Doheny	06) James L. Welch
	03)	Robert L. Friedman	07) James F. Winestock
	04)	James E. Hoffman
									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Website available 24 hours a day, 7 days a week

Reminder: Electronic Voting is also available.

You may vote these shares or convertible notes by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the Company money.

Just follow the instructions on your Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on April 30, 2013:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M54372-P34896

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James L. Welch, Michelle A. Russell, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock, Series A Voting Preferred Stock, 10% Series A Convertible Notes due 2015 and 10% Series B Convertible Notes due 2015 of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s Corporate Headquarters, 10990 Roe Avenue, Overland Park, Kansas, on April 30, 2013 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)

10990 ROE AVENUE OVERLAND PARK, KS 66211

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 25, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 25, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 25, 2013 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54373-P34896                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

YRC WORLDWIDE INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of YRC Worldwide Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2 and 3. All matters are proposed by the Company.				All	All	Except

				☐	☐	☐

1.	Election of Directors
Nominees:
	01)	Raymond J. Bromark	05) Michael J. Kneeland
	02)	Matthew A. Doheny	06) James L. Welch
	03)	Robert L. Friedman	07) James F. Winestock
	04)	James E. Hoffman
									For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.								☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Website available 24 hours a day, 7 days a week

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the Company money.

Just follow the instructions on your Proxy Card.

Participants in the YRC Worldwide Inc. 401(k) Plan and the New Penn Motor Express, Inc. 401(k) Retirement Plan (Puerto Rico) have the right to direct Fidelity Management Trust Company regarding how to vote the shares of YRC Worldwide Inc. common stock attributable to their individual accounts at the Annual Meeting of Stockholders to be held on April 30, 2013.

Shares attributable to participant accounts will be voted as directed. If a participant’s vote is not received by April 25, 2013, shares attributable to that participant’s account will be voted in proportion to directions received from other plan participants. Participant votes are tabulated confidentially.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on April 30, 2013:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

M54374-P34896

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James L. Welch, Michelle A. Russell, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s Corporate Headquarters, 10990 Roe Avenue, Overland Park, Kansas, on April 30, 2013 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)

10990 ROE AVENUE OVERLAND PARK, KS 66211

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on April 22, 2013 in order to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54375-P34896                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            DETACH AND RETURN THIS PORTION ONLY

YRC WORLDWIDE INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of YRC Worldwide Inc. (the “Company”) recommends a vote FOR all director nominees listed below and FOR proposals 2 and 3. All matters are proposed by the Company.

1.	Election of Directors
Nominees:
	01) Raymond J. Bromark	05) Michael J. Kneeland
	02) Matthew A. Doheny	06) James L. Welch
	03) Robert L. Friedman	07) James F. Winestock
04) James E. Hoffman

								For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.							☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Website available 24 hours a day, 7 days a week

Reminder: Electronic Voting is also available.

You may vote these shares by telephone or over the Internet.

Voting electronically is quick, easy, and also saves the Company money.

Just follow the instructions on your Proxy Card.

Participants in the Teamster-National 401(k) Savings Plan have the right to direct the Board of Trustees of the Teamster-National 401(k) Savings Plan regarding how to vote the shares of YRC Worldwide Inc. common stock attributable to these individual accounts at the Annual Meeting of Stockholders to be held April 30, 2013.

Shares attributable to participant accounts will be voted as directed. If a participant’s vote is not received by April 22, 2013, shares attributable to that participant’s account will be voted in proportion to directions received from other plan participants. Participant votes are tabulated confidentially.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on April 30, 2013:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

M54376-P34896

YRC WORLDWIDE INC. PROXY ANNUAL MEETING OF STOCKHOLDERS, APRIL 30, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James L. Welch, Michelle A. Russell, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at the Company’s Corporate Headquarters, 10990 Roe Avenue, Overland Park, Kansas, on April 30, 2013 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

    If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)